AGREEMENT AND PLAN OF MERGER

                    AGREEMENT AND PLAN OF MERGER, dated as of June 27, 1994, by and among North Fork Bancorporation, Inc., a Delaware corporation ("Buyer") and Metro Bancshares Inc., a Delaware corporation (the "Company"). (Buyer and the Company are herein sometimes collectively referred to herein as the "Constituent Corporations".)

                    WHEREAS, the Boards of Directors of Buyer and the Company have determined that it is in the best interests of their respective companies and their shareholders to consummate the business combination transaction provided for herein in which the Company will, subject to the terms and conditions set forth herein, merge (the "Merger") with and into Buyer; and

                    WHEREAS, as soon as practicable after the execution and delivery of this Agreement, North Fork Bank, a New York chartered stock commercial bank and a wholly owned subsidiary of Buyer ("New York Bank", and sometimes referred to herein as the "Surviving Bank"), and Bayside Federal Savings Bank, a federally chartered stock savings bank and a wholly owned subsidiary of the Company (the "Company Bank"), will enter into a Subsidiary Agreement and Plan of Merger (the "Bank Merger Agreement") providing for the merger (the "Subsidiary Merger") of the Company Bank with and into New York Bank, and it is intended that the Subsidiary Merger be consummated immediately following the consummation of the Merger; and

                    WHEREAS, the parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.


                    NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained herein, and intending to be legally bound hereby, the parties agree as follows:

                                  ARTICLE I

                                  THE MERGER

                    1.1.  The Merger.  Subject to the terms and
          conditions of this Agreement, in accordance with the Delaware General Corporation Law (the "DGCL"), at the Effective Time (as defined in Section 1.2 hereof), the Company shall merge with and into Buyer. Buyer shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") in the Merger, and shall continue its corporate existence under the laws of the State of Delaware. The name of the Surviving Corporation shall continue to be North Fork Bancorporation, Inc.
          Upon consummation of the Merger, the separate corporate existence of the Company shall terminate.

                    1.2. Effective Time. The Merger shall become effective as set forth in the certificate of merger (the "Certificate of Merger") which shall be filed with the Secretary of State of the State of Delaware (the "Secretary") on the Closing Date (as defined in Section
          9.1 hereof). The term "Effective Time" shall be the date and time when the Merger becomes effective, as set forth in the Certificate of Merger.

                    1.3. Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in Sections 259 and 261 of the DGCL.

                    1.4.  Conversion of Company Common Stock.

                         (a)  At the Effective Time, subject to
          Section 2.2(e) hereof, each share of the common stock, par value $0.01 per share, of the Company (the "Company Common Stock") issued and outstanding immediately prior to the Effective Time (other than shares of Company Common Stock held (x) in the Company's treasury or (y) directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (as defined below) (except for Trust Account Shares and DPC shares, as such terms are defined in Section 1.4(b) hereof)) shall, by virtue of this Agreement and without any action on the part of the holder thereof, be converted into and exchangeable for the number of shares (the "Exchange Ratio") of the common stock, par value $2.50 per share, of Buyer ("Buyer Common Stock") (together with the number of Buyer Rights (as defined in Section 4.2 hereof) associated therewith), determined by dividing $25.50 by the Average Closing Price (as defined below); provided, however, that (I) if the Average Closing Price is equal to or greater than $15.50, the Exchange Ratio shall be 1.645 (the "Minimum Exchange Ratio") and (II) subject to the provisions of
          Section 8.1(g) hereof, if the Average Closing Price is equal to or less than $14.50, the Exchange Ratio shall be
          1.759 (the "Maximum Exchange Ratio"). As used herein, the term "Average Closing Price" means the average closing sales price per share of Buyer Common Stock on the New York Stock Exchange ("NYSE") (as reported by The Wall Street Journal or, if not reported thereby, another authoritative source), for the 20 consecutive NYSE trading days (the "Valuation Period") ending on the fifth business day prior to the date on which the last of all regulatory approvals required to consummate the transactions contemplated hereby (including the Merger and the Subsidiary Merger) are obtained, without regard to any requisite waiting periods in respect thereof. All of the shares of Company Common Stock converted into Buyer Common Stock pursuant to this Article I shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, and each certificate (each a "Certificate") previously representing any such shares of Company Common Stock shall thereafter only represent the right to receive (i) the number of whole shares of Buyer Common Stock and (ii) the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate have been converted pursuant to this Section 1.4(a) and Section 2.2(e) hereof. Certificates previously representing shares of Company Common Stock shall be exchanged for certificates representing whole shares of Buyer Common Stock and cash in lieu of fractional shares issued in consideration therefor upon the surrender of such Certificates in accordance with Section 2.2 hereof, without any interest thereon. If prior to the Effective Time Buyer should split or combine its common stock, or pay a dividend or other distribution in such common stock, then the Exchange Ratio, Minimum Exchange Ratio and Maximum Exchange Ratio shall be appropriately adjusted to reflect such split, combination, dividend or distribution.

                         (b)  At the Effective Time, all shares of
          Company Common Stock that are owned by the Company as treasury stock and all shares of Company Common Stock that are owned directly or indirectly by Buyer or the Company or any of their respective Subsidiaries (other than shares of Company Common Stock (x) held directly or indirectly in trust accounts, managed accounts and the like or otherwise held in a fiduciary capacity that are beneficially owned by third parties (any such shares, and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or the Company, as the case may be, being referred to herein as "Trust Account Shares") and (y) shares of Company Common Stock held by Buyer or the Company or any of their respective Subsidiaries in respect of a debt previously contracted (any such shares of Company Common Stock, and shares of Buyer Common Stock which are similarly held, whether held directly or indirectly by Buyer or the Company being referred to herein as "DPC Shares")) shall be cancelled and shall cease to exist and no stock of Buyer or other consideration shall be delivered in exchange therefor. All shares of Buyer Common Stock that are owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares) shall become treasury stock of Buyer.

                    1.5.  Stock Options.  (a) At the Effective
          Time, each option granted by the Company (a "Company Option") to purchase shares of Company Common Stock which is outstanding and unexercised immediately prior thereto shall, except as otherwise provided in Section 1.5(b) hereof, be converted automatically into an option to purchase shares of Buyer Common Stock in an amount and at an exercise price determined as provided below (and otherwise subject to the terms (including those terms, if any, providing for accelerated vesting) of the Company's 1988 Incentive Stock Option Plan (the "1988 Incentive Plan"), the Company's 1988 Stock Option Plan for Outside Directors (the "1988 Option Plan"), the Company's 1993 Incentive Stock Option Plan (the "Incentive Plan") and the Company's 1993 Stock Option Plan for Outside Directors (the "Option Plan" and together with the 1988 Incentive Plan, the 1988 Option Plan and the Incentive Plan, the "Company Plans"):

                         (1)  The number of shares of Buyer
               Common Stock to be subject to the new option shall be equal to the product of the number of shares of Company Common Stock subject to the original option and the Exchange Ratio, provided that any fractional shares of Buyer Common Stock resulting from such multiplication shall be rounded down to the nearest share; and

                         (2)  The exercise price per share of
               Buyer Common Stock under the new option shall be equal to the exercise price per share of Company Common Stock under the original option divided by the Exchange Ratio, provided that such exercise price shall be rounded up to the nearest cent.

          The adjustment provided herein with respect to any options which are "incentive stock options" (as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code")) shall be and is intended to be effected in a manner which is consistent with Section 424(a) of the Code. The duration and other terms of the new option shall be the same as the original option, except that all references to the Company shall be deemed to be references to Buyer. Notwithstanding anything to the contrary contained herein, all Limited Rights (as such term is defined in the 1988 Incentive Plan or the Incentive Plan, as the case may be) granted under the 1988 Incentive Plan or the Incentive Plan shall terminate and be of no further force or effect upon receipt of consent to such termination from the grantees of such Limited Rights. The Company will use its best efforts to obtain such consents from all holders of Limited Rights.

                    (b)  Without limiting the foregoing, and
          provided that the right contained in this paragraph (b) is not inconsistent with any of the conditions contained in Article VII hereof, each holder of a Company Option shall have the right (which right shall be exercised at least 5 days prior to the Closing Date by written notice to Buyer) to elect, in lieu of the provisions of Section 1.5(a), to convert, at the Effective Time, all or a portion of his or her Company Options which have not expired prior to the Effective Time into the right to receive such number of shares (rounded to the nearest whole share) of Buyer Common Stock as are equal in value (determined by valuing each share of Buyer Common Stock at the Average Closing Price (as defined in Section 1.4)) to the excess of (i) the product of the number of shares of Company Common Stock subject to such option, the Exchange Ratio and the Average Closing Price of the Buyer Common Stock over (ii) the aggregate exercise price of such option.

                    1.6. Buyer Common Stock. Except for shares of Buyer Common Stock owned by the Company or any of its Subsidiaries (other than Trust Account Shares and DPC Shares), which shall be converted into treasury stock of Buyer as contemplated by Section 1.4 hereof, the shares of Buyer Common Stock issued and outstanding immediately prior to the Effective Time shall be unaffected by the Merger and at the Effective Time, such shares shall remain issued and outstanding.

                    1.7.  Certificate of Incorporation.  At the
          Effective Time, the Certificate of Incorporation of
          Buyer, as in effect at the Effective Time, shall be the Certificate of Incorporation of the Surviving
          Corporation.

                    1.8. By-Laws. At the Effective Time, the By-Laws of Buyer, as in effect immediately prior to the Effective Time, shall be the By-Laws of the Surviving Corporation until thereafter amended in accordance with applicable law.

                    1.9.  Directors and Officers.  Except as
          provided in Section 6.14 hereof, the directors and officers of Buyer immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and By-Laws of the Surviving Corporation until their respective successors are duly elected or appointed and qualified.

                    1.10. Tax Consequences. It is intended that the Merger and the Subsidiary Merger each constitute a reorganization within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a "plan of reorganization" for the purposes of Section 368 of the Code.

                                  ARTICLE II

                              EXCHANGE OF SHARES

                    2.1.  Buyer to Make Shares Available.  At or
          prior to the Effective Time, Buyer shall deposit, or shall cause to be deposited, with a bank or trust company (which may be a Subsidiary of Buyer) (the "Exchange Agent"), selected by Buyer and reasonably satisfactory to the Company, for the benefit of the holders of Certificates, for exchange in accordance with this
          Article II, certificates representing the shares of Buyer Common Stock and the cash in lieu of fractional shares (such cash and certificates for shares of Buyer Common Stock, together with any dividends or distributions with respect thereto, being hereinafter referred to as the "Exchange Fund") to be issued pursuant to Section 1.4 and paid pursuant to Section 2.2(a) in exchange for outstanding shares of Company Common Stock.

                    2.2.  Exchange of Shares.  (a)  As soon as
          practicable after the Effective Time, and in no event more than three business days thereafter, the Exchange Agent shall mail to each holder of record of a Certificate or Certificates a form letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates in exchange for certificates representing the shares of Buyer Common Stock and the cash in lieu of fractional shares into which the shares of Company Common Stock represented by such Certificate or Certificates shall have been converted pursuant to this Agreement. The Company shall have the right to review both the letter of transmittal and the instructions prior to the Effective Time and provide reasonable comments thereon. Upon surrender of a Certificate for exchange and cancellation to the Exchange Agent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor (x) a certificate representing that number of whole shares of Buyer Common Stock to which such holder of Company Common Stock shall have become entitled pursuant to the provisions of Article I hereof and (y) a check representing the amount of cash in lieu of fractional shares, if any, which such holder has the right to receive in respect of the Certificate surrendered pursuant to the provisions of this Article II, and the Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on the cash in lieu of fractional shares and unpaid dividends and distributions, if any, payable to holders of Certificates.

                         (b)  No dividends or other distributions
          declared after the Effective Time with respect to Buyer Common Stock and payable to the holders of record thereof shall be paid to the holder of any unsurrendered Certificate until the holder thereof shall surrender such Certificate in accordance with this Article II. After the surrender of a Certificate in accordance with this
          Article II, the record holder thereof shall be entitled to receive any such dividends or other distributions, without any interest thereon, which theretofore had become payable with respect to shares of Buyer Common Stock represented by such Certificate. No holder of an unsurrendered Certificate shall be entitled, until the surrender of such Certificate, to vote the shares of Buyer Common Stock into which his Company Common Stock shall have been converted.

                         (c)  If any certificate representing
          shares of Buyer Common Stock is to be issued in a name other than that in which the Certificate surrendered in exchange therefor is registered, it shall be a condition of the issuance thereof that the Certificate so surrendered shall be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer, and that the person requesting such exchange shall pay to the Exchange Agent in advance any transfer or other taxes required by reason of the issuance of a certificate representing shares of Buyer Common Stock in any name other than that of the registered holder of the Certificate surrendered, or required for any other reason, or shall establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

                         (d)  After the Effective Time, there shall
          be no transfers on the stock transfer books of the Company of the shares of Company Common Stock which were issued and outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates representing such shares are presented for transfer to the Exchange Agent, they shall be cancelled and exchanged for certificates representing shares of Buyer Common Stock as provided in this Article II.

                         (e)  Notwithstanding anything to the
          contrary contained herein, no certificates or scrip representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Buyer Common Stock shall be payable on or with respect to any fractional share, and such fractional share interests shall not entitle the owner thereof to vote or to any other rights of a shareholder of Buyer. In lieu of the issuance of any such fractional share, Buyer shall pay to each former stockholder of the Company who otherwise would be entitled to receive a fractional share of Buyer Common Stock an amount in cash determined by multiplying
          (i) the average of the closing sale prices of Buyer Common Stock on the New York Stock Exchange as reported by The Wall Street Journal for the five trading days immediately preceding the date on which the Effective Time shall occur by (ii) the fraction of a share of Buyer Common Stock to which such holder would otherwise be entitled to receive pursuant to Section 1.4 hereof.

                         (f)  Any portion of the Exchange Fund that
          remains unclaimed by the stockholders of the Company for six months after the Effective Time shall be paid to Buyer. Any stockholders of the Company who have not theretofore complied with this Article II shall thereafter look only to Buyer for payment of their shares of Buyer Common Stock, cash in lieu of fractional shares and unpaid dividends and distributions on the Buyer Common Stock deliverable in respect of each share of Company Common Stock such stockholder holds as determined pursuant to this Agreement, in each case, without any interest thereon. Notwithstanding the foregoing, none of Buyer, the Company, the Exchange Agent or any other person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

                         (g)  In the event any Certificate shall
          have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Buyer, the posting by such person of a bond in such amount as Buyer may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate the shares of Buyer Common Stock and cash in lieu of fractional shares deliverable in respect thereof pursuant to this Agreement.

                                 ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                    The Company hereby represents and warrants to

          Buyer as follows:

                    3.1. Corporate Organization. (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect (as defined below) on the Company. The Company is duly registered as a unitary savings and loan holding company under the Home Owners' Loan Act of 1933, as amended. The Certificate of Incorporation and By-laws of the Company, copies of which have previously been delivered to Buyer, are true, complete and correct copies of such documents as in effect as of the date of this Agreement. As used in this Agreement, the term "Material Adverse Effect" means, with respect to Buyer, the Company or the Surviving Corporation, as the case may be, a material adverse effect on the business, properties, assets, liabilities, results of operations or financial condition of such party and its Subsidiaries taken as a whole, other than any such effect attributable to or resulting from general political or economic conditions or a change in law, rule, regulation, GAAP (as defined below) or regulatory accounting principles, which in each case affects banking institutions or their holding companies generally, except to the extent any such condition or change affects the referenced party to a materially greater extent than banking institutions or their holding companies generally. As used in this Agreement, the word "Subsidiary" when used with respect to any party means any corporation, partnership or other organization, whether incorporated or unincorporated, which is consolidated with such party for financial reporting purposes.

                         (b)  The Company Bank is a savings bank
          duly organized, validly existing and in good standing under the laws of the United States of America. The deposit accounts of the Company Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") through the Savings Association Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due by the Company Bank. Each of the Company's other Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization. Each of the Company's Subsidiaries has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or the location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on the Company. The articles of incorporation, by-laws and similar governing documents of each Subsidiary of the Company, copies of which have previously been delivered to Buyer, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                         (c)  The minute books of the Company and
          each of its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 1991 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                    3.2.  Capitalization.  (a) The authorized
          capital stock of the Company consists of 8,900,000 shares of Company Common Stock and 5,000,000 shares of preferred stock, par value $.01 per share (the "Company Preferred Stock"). As of the date of this Agreement, there are (x) 5,076,504 shares of Company Common Stock issued and outstanding and 236,474 shares of Company Common Stock held in the Company's treasury, (y) no shares of Company Common Stock reserved for issuance upon exercise of outstanding stock options or otherwise except for (i) 511,909 shares of Company Common Stock reserved for issuance pursuant to the Company Option Plans and described in Section 3.2(a) of the Disclosure Schedule which is being delivered to Buyer concurrently herewith (the "Company Disclosure Schedule") and (ii) 557,795 shares of Company Common Stock reserved for issuance upon exercise of the option issued to Buyer pursuant to the Stock Option Agreement, dated June 27, 1994, between Buyer and the Company (the "Option Agreement") and (z) no shares of Company Preferred Stock issued or outstanding, held in the Company's treasury or reserved for issuance upon exercise of outstanding stock options or otherwise. All of the issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. Except as referred to above or reflected in Section 3.2(a) of the Company Disclosure Schedule, and except for the Option Agreement, the Company does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Company Common Stock or Company Preferred Stock or any other equity security of the Company or any securities representing the right to purchase or otherwise receive any shares of Company Common Stock or any other equity security of the Company. The names of the optionees, the date of each option to purchase Company Common Stock granted, the number of shares subject to each such option, the number of Limited Rights attached to such number of shares, the expiration date of each such option, and the price at which each such option may be exercised under the Option Plan, the Incentive Plan, the 1988 Option Plan or the 1988 Incentive Plan, as applicable, are set forth in Section 3.2(a) of the Company Disclosure Schedule.

                         (b)  Section 3.2(b) of the Company
          Disclosure Schedule sets forth a true and correct list of all of the Subsidiaries of the Company as of the date of this Agreement. Except as set forth in Section 3.2(b) of the Company Disclosure Schedule, the Company owns, directly or indirectly, all of the issued and outstanding shares of the capital stock of each of such Subsidiaries, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.
          No Subsidiary of the Company has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary. Assuming compliance by Buyer with Section 1.5 hereof, at the Effective Time, there will not be any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character by which the Company or any of its Subsidiaries will be bound calling for the purchase or issuance of any shares of the capital stock of the Company or any of its Subsidiaries.

                    3.3.  Authority; No Violation.  (a)  The
          Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of the Company. The Board of Directors of the Company has directed that this Agreement and the transactions contemplated hereby be submitted to the Company's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of the Company's stockholders, no other corporate proceedings on the part of the Company are necessary to approve this Agreement and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Company and (assuming due authorization, execution and delivery by Buyer) constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                         (b)  The Company Bank has full corporate
          power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of the Company Bank. Upon the due and valid approval of the Bank Merger Agreement by the Company as the sole stockholder of the Company Bank and by the Board of Directors of the Company Bank, no other corporate proceedings on the part of the Company Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by the Company Bank, will be duly and validly executed and delivered by the Company Bank and will (assuming due authorization, execution and delivery by New York Bank) constitute a valid and binding obligation of the Company Bank, enforceable against the Company Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                         (c)  Except as set forth in Section 3.3(c)
          of the Company Disclosure Schedule, neither the execution and delivery of this Agreement by the Company or the Bank Merger Agreement by the Company Bank, nor the consummation by the Company or the Company Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by the Company or the Company Bank, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of the Company or the certificate of incorporation, by-laws or similar governing documents of any of its Subsidiaries, or (ii) assuming that the consents and approvals referred to in Section 3.4 hereof are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to the Company or any of its Subsidiaries, or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which, either individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Company.

                    3.4. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") under the Oakar Amendment to the Federal Deposit Insurance Act and the Bank Holding Company Act of 1956, as amended (the "BHC Act") and approval of such applications and notices, (b) the filing of applications with the FDIC under the Bank Merger Act and approval of such applications, (c) the filing of applications with the Office of Thrift Supervision (the "OTS") and approval of such applications, (d) the filing of an application with the New York State Banking Department (the "Banking Department"), which filing shall include, if Buyer so requests pursuant to Section 6.13 hereof, an application for conversion of the Company Bank from a federally chartered stock savings bank to a New York chartered stock savings bank (the "State Banking Approval"), (e) the filing with the Securities and Exchange Commission (the "SEC") of a joint proxy statement in definitive form relating to the meetings of the Company's stockholders and Buyer's stockholders to be held in connection with this Agreement and the transactions contemplated hereby (the "Proxy Statement"),
          (f) the approval of this Agreement by the requisite vote of the stockholders of the Company, (g) the filing of the Certificate of Merger with the Secretary pursuant to the DGCL, (h) the filings required by the Bank Merger Agreement, (i) the approval of the Bank Merger Agreement by the Company as the sole stockholder of the Company Bank and (j) such filings, authorizations or approvals as may be set forth in Section 3.4 of the Company Disclosure Schedule, no consents or approvals of or filings or registrations with any court, administrative agency or commission or other governmental authority or instrumentality (each a "Governmental Entity") or with any third party are necessary in connection with (1) the execution and delivery by the Company of this Agreement,
          (2) the consummation by the Company of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by the Company Bank of the Bank Merger Agreement, and (4) the consummation by the Company Bank of the Subsidiary Merger and the transactions contemplated thereby.

                    3.5.  Reports.  The Company and each of its
          Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1991 with
          (i) the OTS, (ii) the FDIC, (iii) any state banking commissions or any other state regulatory authority (each a "State Regulator") and (iv) any other self-regulatory organization ("SRO") (collectively with the Federal Reserve Board, the "Regulatory Agencies"), and all other material reports and statements required to be filed by them since December 31, 1991, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the OTS, the FDIC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of the Company and its Subsidiaries, except as set forth in Section 3.5 of the Company Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the best knowledge of the Company, investigation into the business or operations of the Company or any of its Subsidiaries since December 31, 1991. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its Subsidiaries.

                    3.6.  Financial Statements.  The Company has
          previously delivered to Buyer copies of (a) the consolidated balance sheets of the Company and its Subsidiaries as of September 30 for the fiscal years 1992 and 1993, and the related consolidated statements of income, changes in stockholders' equity and cash flows for the fiscal years 1991 through 1993, inclusive, as reported in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 1993 filed with the SEC under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), in each case accompanied by the audit report of KPMG Peat Marwick, independent public accountants with respect to the Company, and (b) the unaudited consolidated balance sheets of the Company and its Subsidiaries as of March 31, 1994 and March 31, 1993 and the related unaudited consolidated statements of income, cash flows and changes in stockholders' equity for the six month periods then ended as reported in the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1994 filed with the SEC under the Exchange Act. The September 30, 1993 consolidated balance sheet of the Company (including the related notes, where applicable) fairly presents the consolidated financial position of the Company and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 3.6 (including the related notes, where applicable) fairly present, and the financial statements referred to in Section 6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and consolidated financial position of the Company and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.9 hereof will be, prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of the Company and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

                    3.7. Broker's Fees. Neither the Company nor any Subsidiary of the Company nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement, except that the Company has engaged, and will pay a fee or commission to, Keefe, Bruyette & Woods, Inc. ("Keefe, Bruyette") in accordance with the terms of a letter agreement between Keefe, Bruyette and the Company, a true, complete and correct copy of which has been previously delivered by the Company to Buyer.

                    3.8.  Absence of Certain Changes or Events.
          (a) Except as may be set forth in Section 3.8(a) of the Company Disclosure Schedule or as disclosed in the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (a true, complete and correct copy of which has previously been delivered to Buyer), since September 30, 1993, (i) neither the Company nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has caused, or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on the Company.

                         (b)  Except as set forth in Section 3.8(b)
          of the Company Disclosure Schedule, since March 31, 1994, the Company and its Subsidiaries have carried on their respective businesses in the ordinary course consistent with their past practices.

                         (c)  Except as set forth in Section 3.8(c)
          of the Company Disclosure Schedule, since March 31, 1994, neither the Company nor any of its Subsidiaries has (i) increased the wages, salaries, compensation, pension, or other fringe benefits or perquisites payable to any executive officer, employee, or director from the amount thereof in effect as of March 31, 1994 (which amounts have been previously disclosed to Buyer), granted any severance or termination pay, entered into any contract to make or grant any severance or termination pay, or paid any bonus other than year-end bonuses for fiscal 1993 as listed in Section 3.8 of the Company Disclosure Schedule or (ii) suffered any strike, work stoppage, slow-down, or other labor disturbance.

                    3.9.  Legal Proceedings.  (a)  Except as set
          forth in Section 3.9 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of the Company's knowledge, threatened, legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against the Company or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on the Company.

                         (b)  There is no injunction, order,
          judgment, decree, or regulatory restriction imposed upon the Company, any of its Subsidiaries or the assets of the Company or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect on the Company.

                    3.10.  Taxes. (a)  Except as set forth in
          Section 3.10(a) of the Company Disclosure Schedule, each of the Company and its Subsidiaries has (i) duly and timely filed or will duly and timely file (including applicable extensions granted without penalty) all Tax Returns (as hereinafter defined) required to be filed at or prior to the Effective Time, and such Tax Returns which have heretofore been filed are, and those to be hereinafter filed will be, true, correct and complete and
          (ii) paid in full or have made adequate provision for on the financial statements of the Company (in accordance with GAAP) all Taxes (as hereinafter defined) and will pay in full or make adequate provision for all Taxes. There are no material liens for Taxes upon the assets of either the Company or its Subsidiaries except for statutory liens for current Taxes not yet due. Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. The federal and state income Tax Returns of the Company and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities with respect to those periods and jurisdictions set forth on
          Section 3.10(a) of the Company Disclosure Schedule. Except as set forth in Section 3.10(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-1(a)(1) under the Code; (ii) is required to include in income any adjustment pursuant to
          Section 481(a) of the Code, by reason of the voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method); or (iii) has filed a consent pursuant to Section 341(f) of the Code.

                    (b) Except as set forth in Section 3.10(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, directly or indirectly (including, without limitation, through partnerships, corporations, trusts or other entities), interests in real property ("Real Property Interests") situated in (A) New York State, which by reason of the Merger or Subsidiary Merger would be subject to either (i) the New York State Real Property Gains Tax, (ii) the New York State Real Property Transfer Tax, or (iii) the New York City Real Property Transfer Tax (collectively, the "New York Transfer Taxes"), or (B) any state other than New York State which by reason of the Merger or Subsidiary Merger would be subject to any tax similar to the New York Transfer Taxes. For purposes of this Section 3.10(b), Real Property Interests include, without limitation, titles in fee, leasehold interests, beneficial interests, encumbrances, developments rights or any other interests with the right to use or occupy real property or the right to receive rents, profits or other income derived therefrom, or any options or contracts to purchase real property.

                      For the purposes of this Agreement, "Taxes" shall mean all taxes, charges, fees, levies, penalties or other assessments imposed by any United States federal, state, local or foreign taxing authority, including, but not limited to income, excise, property, sales, transfer, franchise, payroll, withholding, social security or other taxes, including any interest, penalties or additions attributable thereto.

                      For purposes of this Agreement, "Tax Return" shall mean any return, report, information return or other document (including any related or supporting information) with respect to Taxes.

                    3.11. Employees. (a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained or contributed to or required to be contributed to as of the date of this Agreement (the "Plans") by the Company, any of its Subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate"), all of which together with the Company would be deemed a "single employer" within the meaning of Section 4001 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), for the benefit of any employee or former employee of the Company, any Subsidiary or any ERISA Affiliate.

                         (b)  The Company has heretofore delivered
          to Buyer true and complete copies of each of the Plans and all related documents, including but not limited to
          (i) the actuarial report for such Plan (if applicable) for each of the last two years, and (ii) the most recent determination letter from the Internal Revenue Service (if applicable) for such Plan.

                         (c)  Except as set forth in Section
          3.11(c) of the Company Disclosure Schedule, (i) each of the Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of the Plans intended to be "qualified" within the meaning of Section 401(a) of the Code either (1) has received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and the Company is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter, (iii) with respect to each Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Plan's actuary with respect to such Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of the Company, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of the Company, its Subsidiaries or the ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by the Company, its Subsidiaries or any ERISA Affiliate that has not been satisfied in full, and no condition exists that presents a material risk to the Company, its Subsidiaries or an ERISA Affiliate of incurring a material liability thereunder, (vi) no Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by the Company, its Subsidiaries or any ERISA Affiliates as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii) neither the Company, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which the Company, its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) there are no pending, or, to the best knowledge of the Company, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Plans or any trusts related thereto and (x) the consummation of the transactions contemplated by this Agreement will not
          (y) entitle any current or former employee or officer of the Company or any ERISA Affiliate to severance pay, termination pay or any other payment, except as expressly provided in this Agreement or (z) accelerate the time of payment or vesting or increase the amount of compensation due any such employee or officer.

                    3.12. SEC Reports. The Company has previously made available to Buyer an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1990 by the Company with the SEC pursuant to the Securities Act of 1933, as amended (the "Securities Act") or the Exchange Act (the "Company Reports") and (b) communication mailed by the Company to its stockholders since January 1, 1990, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date. The Company has timely filed all Company Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Company Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

                    3.13.  Company Information.  The information
          relating to the Company and its Subsidiaries to be contained in the Proxy Statement and the registration statement on Form S-4 (the "S-4") of which the Proxy Statement will be included as a prospectus, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading. The Proxy Statement (except for such portions thereof that relate only to Buyer or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                    3.14.  Compliance with Applicable Law.  The
          Company and each of its Subsidiaries hold, and have at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to the Company or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such noncompliance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on the Company, and neither the Company nor any of its Subsidiaries knows of, or has received notice of, any material violations of any of the above.

                    3.15. Certain Contracts. (a) Except as set forth in Section 3.15(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees or consultants, (ii) which, upon the consummation of the transactions contemplated by this Agreement or the Bank Merger Agreement will (either alone or upon the occurrence of any additional acts or events) result in any payment (whether of severance pay or otherwise) becoming due from Buyer, the Company, the Surviving Corporation, the Surviving Bank or any of their respective Subsidiaries to any officer or employee thereof, (iii) which is a material contract (as defined in Item 601(b)(10) of Regulation S-K of the SEC) to be performed after the date of this Agreement that has not been filed or incorporated by reference in the Company Reports, (iv) which is a consulting agreement (including data processing, software programming and licensing contracts) not terminable on 60 days or less notice involving the payment of more than $100,000 per annum, in the case of any such agreement with an individual, or $500,000 per annum, in the case of any other such agreement, (v) which materially restricts the conduct of any line of business by the Company or any of its Subsidiaries, (vi) with or to a labor union or guild (including any collective bargaining agreement) or (vii) (including any stock option plan, stock appreciation rights plan, restricted stock plan or stock purchase plan) any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the Bank Merger Agreement, or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement or the Bank Merger Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.15(a), whether or not set forth in Section 3.15(a) of the Company Disclosure Schedule, is referred to herein as a "Company Contract". The Company has previously delivered to Buyer true and correct copies of each Company Contract.

                         (b)  Except as set forth in Section
          3.15(b) of the Company Disclosure Schedule, (i) each Company Contract is valid and binding and in full force and effect, (ii) the Company and each of its Subsidiaries have in all material respects performed all obligations required to be performed by it to date under each Company Contract, except where such noncompliance, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Company,
          (iii) no event or condition exists which constitutes or, after notice or lapse of time or both, would constitute, a material default on the part of the Company or any of its Subsidiaries under any such Company Contract, except where such default, individually or in the aggregate, would not have or be reasonably likely to have a Material Adverse Effect on the Company and (iv) no other party to such Company Contract is, to the best knowledge of the Company, in default in any respect thereunder.

                    3.16.  Agreements with Regulatory Agencies.
          Except as set forth in Section 3.16 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth on Section
          3.16 of the Company Disclosure Schedule, a "Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has the Company or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

                    3.17. Investment Securities. Section 3.17 of the Company Disclosure Schedule sets forth the book and market value as of March 31, 1994 of the investment securities, mortgage backed securities and securities held for sale of the Company and its Subsidiaries.
          Section 3.17 of the Company Disclosure Schedule sets forth an investment securities report which includes, security descriptions, CUSIP numbers, pool face values, book values, coupon rates and current market values.


                    3.18.  Intellectual Property.  Except where
          there would be no Material Adverse Effect on the Company, the Company and each of its Subsidiaries owns or possesses valid and binding licenses and other rights to use without payment all material patents, copyrights, trade secrets, trade names, servicemarks and trademarks used in its businesses; and neither the Company nor any of its Subsidiaries has received any notice of conflict with respect thereto that asserts the right of others. The Company and each of its Subsidiaries have in all material respects performed all the obligations required to be performed by them and are not in default in any material respect under any contract, agreement, arrangement or commitment relating to any of the foregoing, except where such non-performance or default would not, individually or in the aggregate, have or be reasonably likely to have a Material Adverse Effect on the Company.

                    3.19. Undisclosed Liabilities. Except (a) as set forth in Section 3.19 of the Company Disclosure Schedule, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of the Company as of March 31, 1994 included in its Form 10-Q for the period ended March 31, 1994 and (c) for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 1994 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on the Company, neither the Company nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

                    3.20.  State Takeover Laws.  The provisions of
          Section 203 of the DGCL and Section 8 of the Company's Certificate of Incorporation will not, assuming the accuracy of the representations contained in Section 4.12 hereof, apply to the Agreement, the Bank Merger Agreement or the Option Agreement or any of the transactions contemplated hereby or thereby.

                    3.21.  Administration of Fiduciary Accounts.
          The Company and each of its Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither the Company nor any of its Subsidiaries nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account which has had or could reasonably be expected to have a Material Adverse Effect on the Company, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

                    3.22.  Environmental Matters.  Except as set
          forth in Section 3.22 of the Company Disclosure Schedule:

                         (a)  Each of the Company, its
          Subsidiaries, the Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with all applicable federal, state and local laws including common law, regulations and ordinances and with all applicable decrees, orders and contractual obligations relating to pollution the discharge of, or exposure to materials in the environment or workplace ("Environmental Laws"), except for violations which, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on the Company;

                         (b)  There is no suit, claim, action or
          proceeding, pending or threatened, before any Governmental Entity or other forum in which the Company, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any material whether or not occurring at or on a site owned, leased or operated by the Company or any of its Subsidiaries, any Participation Facility or any Loan Property, except where such noncompliance or release has not resulted, and cannot be reasonably expected to result, either individually or in the aggregate, a Material Adverse Effect on the Company;

                         (c)  During the period of (x) the
          Company's or any of its Subsidiaries' ownership or operation of any of their respective current properties,
          (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) the Company's or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no release of materials in, on, under or affecting any such property, except where such release has not had and cannot reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect on the Company. Prior to the period of (x) the Company's or any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) the Company's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) the Company's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no release or threatened release of materials in, on, under or affecting any such property, Participation Facility or Loan Property, except where such release has not had and cannot be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on the Company; and

                         (d)  The following definitions apply for
          purposes of this Section 3.22: (x) "Loan Property" means any property in which the Company or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which the Company or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

                    3.23. Derivative Transactions. Except as set forth in Section 3.23 of the Company Disclosure Schedule, since September 30, 1993, neither Company nor any of its Subsidiaries has engaged in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments except (i) as agent on the order and for the account of others, or (ii) as principal for purposes of hedging interest rate risk on U.S. dollar-denominated securities and other financial instruments. None of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a Loan (as defined below) held by the Company or any of its Subsidiaries, would be classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import. The financial position of the Company and its Subsidiaries on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of the Company and such Subsidiaries in accordance with GAAP consistently applied, and no open exposure of the Company or any of its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $500,000.

                    3.24.  Opinion.  The Company has received a
          written opinion, dated the date hereof, from Keefe, Bruyette to the effect that, subject to the terms, conditions and qualifications set forth therein, as of the date thereof the consideration to be received by the stockholders of the Company pursuant to this Agreement is fair to such stockholders from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

                    3.25.  Assistance Agreements.  Except as set
          forth in Section 3.25 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any agreement or arrangement entered into in connection with the consummation of a federally assisted acquisition of a depository institution pursuant to which the Company or any of its Subsidiaries is entitled to receive financial assistance or indemnification from any governmental agency.

                    3.26.  Approvals.  As of the date of this
          Agreement, the Company knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger and the Subsidiary Merger) should not be obtained without the imposition of a Burdensome Condition (as defined below).

                    3.27.  Loan Portfolio.  Except as set forth in
          Section 3.27 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is a party to any written or oral (i) loan agreement, note or borrowing arrangement (including, without limitation, leases, credit enhancements, commitments, guarantees and interest-bearing assets) (collectively, "Loans"), other than Loans the unpaid principal balance of which does not exceed $50,000, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan with any director, executive officer or ten percent stockholder of the Company or any of its Subsidiaries, or to the best knowledge of the Company, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 3.27 of the Company Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $50,000 of the Company or any of its Subsidiaries that as of the date of this Agreement are classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of the Company and its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category. The Company shall promptly inform Buyer in writing of any Loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed, at any time after the date of this Agreement.

                                  ARTICLE IV

                        REPRESENTATIONS AND WARRANTIES
                                   OF BUYER

                    Buyer hereby represents and warrants to the Company as follows:

                    4.1. Corporate Organization. (a) Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Buyer. Buyer is duly registered as a bank holding company under the BHC Act. The Certificate of Incorporation and By-laws of Buyer, copies of which have previously been made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                         (b)  New York Bank is a bank duly
          organized, validly existing and in good standing under the laws of the State of New York. The deposit accounts of New York Bank are insured by the FDIC through the Bank Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required in connection therewith have been paid by New York Bank. Each of Buyer's other Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Subsidiary of Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed or qualified would not have a Material Adverse Effect on Buyer. The articles of organization and by-laws of New York Bank, copies of which have previously been made available to the Company, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

                         (c)  The minute books of Buyer and each of
          its Subsidiaries contain true, complete and accurate records in all material respects of all meetings and other corporate actions held or taken since December 31, 1991 of their respective stockholders and Boards of Directors (including committees of their respective Boards of Directors).

                    4.2. Capitalization. (a) As of the date of this Agreement, the authorized capital stock of Buyer consists of 50,000,000 shares of Buyer Common Stock and 10,000,000 shares of preferred stock, par value $1.00 per share ("Buyer Preferred Stock"). As of June 20, 1994, there were 14,248,799 shares of Buyer Common Stock and no shares of Buyer Preferred Stock issued and outstanding, and 487 shares of Buyer Common Stock held in Buyer's treasury. As of the date of this Agreement, no shares of Buyer Common Stock or Buyer Preferred Stock were reserved for issuance, except that 657,820 shares of Buyer Common Stock were reserved for issuance pursuant to the Buyer's dividend reinvestment and stock purchase plans and described in Section 4.2(a) of the Disclosure Schedule which is being delivered by Buyer to the Company herewith (the "Buyer Disclosure Schedule"), 580,139 shares of Buyer Common Stock were reserved for issuance upon the exercise of stock options pursuant to the Buyer 1982 Incentive Stock Option Plan, the Buyer 1985 Incentive Stock Option Plan and the Buyer 1987 Long Term Incentive Plan; the Buyer's 1989 Executive Stock Option Plan and the Buyer's 1994 Key Employee Stock Plan (collectively, the "Buyer Stock Plans"), 1,100,474 shares of Buyer Common Stock were reserved for issuance upon exercise of warrants under the warrant agreements listed on Section 4.2(a) of the Buyer Disclosure Schedule, and 500,000 shares of Buyer Series A Junior Participating Preferred Stock were reserved for issuance upon exercise of the rights (the "Buyer Rights") distributed to holders of Buyer Common Stock pursuant to the Shareholder Rights Agreement, dated as of February 28, 1989, between Buyer and The North Fork Bank, as Rights Agent (the "Buyer Shareholder Rights Agreement"). All of the issued and outstanding shares of Buyer Common Stock and Buyer Preferred Stock have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof. As of the date of this Agreement, except as referred to above or reflected in
          Section 4.2(a) of the Buyer Disclosure Schedule and the Buyer Shareholder Rights Agreement, Buyer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of Buyer Common Stock or Buyer Preferred Stock or any other equity securities of Buyer or any securities representing the right to purchase or otherwise receive any shares of Buyer Common Stock or Buyer Preferred Stock. The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.


                         (b)  Section 4.2(b) of the Buyer
          Disclosure Schedule sets forth a true and correct list of all of the Buyer Subsidiaries as of the date of this Agreement. Except as set forth in Section 4.2(b) of the Buyer Disclosure Schedule, Buyer owns, directly or indirectly, all of the issued and outstanding shares of capital stock of each of the Subsidiaries of the Buyer, free and clear of all liens, charges, encumbrances and security interests whatsoever, and all of such shares are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.
          As of the date of this Agreement, no Subsidiary of the Buyer has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character with any party that is not a direct or indirect Subsidiary of Buyer calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

                    4.3. Authority; No Violation. (a) Buyer has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly approved by the Board of Directors of Buyer. The Board of Directors of Buyer has directed that this Agreement and the transactions contemplated hereby be submitted to Buyer's stockholders for approval at a meeting of such stockholders and, except for the adoption of this Agreement by the requisite vote of Buyer's stockholders, no other corporate proceedings on the part of Buyer are necessary to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by the Company) constitutes a valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                         (b)  New York Bank has full corporate
          power and authority to execute and deliver the Bank Merger Agreement and to consummate the transactions contemplated thereby. The execution and delivery of the Bank Merger Agreement and the consummation of the transactions contemplated thereby will be duly and validly approved by the Board of Directors of New York Bank. Upon the due and valid approval of the Bank Merger Agreement by Buyer as the sole stockholder of New York Bank, and by the Board of Directors of New York Bank, no other corporate proceedings on the part of New York Bank will be necessary to consummate the transactions contemplated thereby. The Bank Merger Agreement, upon execution and delivery by New York Bank, will be duly and validly executed and delivered by New York Bank and will (assuming due authorization, execution and delivery by the Company Bank) constitute a valid and binding obligation of New York Bank, enforceable against New York Bank in accordance with its terms, except as enforcement may be limited by general principles of equity whether applied in a court of law or a court of equity and by bankruptcy, insolvency and similar laws affecting creditors' rights and remedies generally.

                         (c)  Except as set forth in Section 4.3(c)
          of the Buyer Disclosure Schedule, neither the execution and delivery of this Agreement by Buyer or the Bank Merger Agreement by New York Bank, nor the consummation by Buyer or New York Bank, as the case may be, of the transactions contemplated hereby or thereby, nor compliance by Buyer or New York Bank, as the case may be, with any of the terms or provisions hereof or thereof, will (i) violate any provision of the Certificate of Incorporation or By-Laws of Buyer, or the articles of incorporation or by-laws or similar governing documents of any of its Subsidiaries or (ii) assuming that the consents and approvals referred to in Section 4.4 are duly obtained, (x) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or injunction applicable to Buyer or any of its Subsidiaries or any of their respective properties or assets, or (y) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any lien, pledge, security interest, charge or other encumbrance upon any of the respective properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except (in the case of clause (y) above) for such violations, conflicts, breaches or defaults which either individually or in the aggregate will not have or be reasonably likely to have a Material Adverse Effect on Buyer.

                    4.4. Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the Oakar Amendment to the Federal Deposit Insurance Act and the BHC Act, and approval of such applications and notices, (b) the filing of applications with the FDIC under the Bank Merger Act and approval of such applications, (c) the filing of applications with the OTS and approval of such applications, (d) the State Banking Approvals, (e) the filing with the SEC of the Proxy Statement and the S-4,
          (f) the approval of this Agreement by the requisite vote of the stockholders of Buyer, (g) the filing of the Certificate of Merger with the Secretary, (h) such filings and approvals as are required to be made or obtained under the securities or "Blue Sky" laws of various states in connection with the issuance of the shares of Buyer Common Stock pursuant to this Agreement,
          (i) filings required by the Bank Merger Agreement, (j) the approval of the Bank Merger Agreement by the stockholder of New York Bank, and (k) such filings, authorizations or approvals as may be set forth in
          Section 4.4 of the Buyer Disclosure Schedule, no consents or approvals of or filings or registrations with any Governmental Entity or with any third party are necessary in connection with (1) the execution and delivery by Buyer of this Agreement, (2) the consummation by Buyer of the Merger and the other transactions contemplated hereby, (3) the execution and delivery by New York Bank of the Bank Merger Agreement, and (4) the consummation of New York Bank of the transactions contemplated by the Bank Merger Agreement.

                    4.5.  Financial Statements.  Buyer has
          previously delivered to the Company copies of (a) the consolidated balance sheets of Buyer and its Subsidiaries as of December 31 for the fiscal years 1992 and 1993 and the related consolidated statements of income, changes in shareholders' equity and cash flows for the fiscal years 1991 through 1993, inclusive, as reported in Buyer's Annual Report on Form 10-K for the fiscal year ended December 31, 1993 filed with the SEC under the Exchange Act, in each case accompanied by the audit report of KPMG Peat Marwick, independent public accountants with respect to Buyer, and (b) the unaudited consolidated balance sheet of Buyer and its Subsidiaries as of March 31, 1994 and March 31, 1993 and the related unaudited consolidated statements of income, changes in shareholders' equity and cash flows for the three-month periods then ended as reported in Buyer's Quarterly Report on Form 10-Q for the period ended March 31, 1994 filed with the SEC under the Exchange Act. The December 31, 1993 consolidated balance sheet of Buyer (including the related notes, where applicable) fairly presents the consolidated financial position of Buyer and its Subsidiaries as of the date thereof, and the other financial statements referred to in this Section 4.5 (including the related notes, where applicable) fairly present and the financial statements referred to in Section 6.9 hereof will fairly present (subject, in the case of the unaudited statements, to recurring audit adjustments normal in nature and amount), the results of the consolidated operations and changes in shareholders' equity and consolidated financial position of Buyer and its Subsidiaries for the respective fiscal periods or as of the respective dates therein set forth; each of such statements (including the related notes, where applicable) comply, and the financial statements referred to in Section 6.9 hereof will comply, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto; and each of such statements (including the related notes, where applicable) has been, and the financial statements referred to in Section 6.9 hereof will be, prepared in accordance with GAAP consistently applied during the periods involved, except as indicated in the notes thereto or, in the case of unaudited statements, as permitted by Form 10-Q. The books and records of Buyer and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions.

                    4.6.  Broker's Fees.  Neither Buyer nor any
          Subsidiary of Buyer, nor any of their respective officers or directors, has employed any broker or finder or incurred any liability for any broker's fees, commissions or finder's fees in connection with any of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement, except that Buyer has engaged, and will pay a fee or commission to M.A. Schapiro & Co.

                    4.7.  Absence of Certain Changes or Events.
          Except as may be set forth in Section 4.7 of the Buyer Disclosure Schedule, or as disclosed in Buyer's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 (a true, complete and correct copy of which has previously been delivered to the Company), since December 31, 1993, (i) neither Buyer nor any of its Subsidiaries has incurred any material liability, except in the ordinary course of their business consistent with their past practices, and (ii) no event has occurred which has caused, or is reasonably likely to cause, individually or in the aggregate, a Material Adverse Effect on Buyer.

                    4.8.  Legal Proceedings.  (a)  Except as set
          forth in Section 4.8 of the Buyer Disclosure Schedule or in Buyer's Quarterly Report on Form 10-Q for the quarter ended March 31, 1994, neither Buyer nor any of its Subsidiaries is a party to any and there are no pending or, to the best of Buyer's knowledge, threatened, material legal, administrative, arbitral or other proceedings, claims, actions or governmental or regulatory investigations of any nature against Buyer or any of its Subsidiaries or challenging the validity or propriety of the transactions contemplated by this Agreement, the Bank Merger Agreement or the Option Agreement as to which there is a reasonable probability of an adverse determination and which, if adversely determined, would have or be reasonably likely to have a Material Adverse Effect on Buyer.

                         (b)  There is no injunction, order,
          judgment, decree, or regulatory restriction imposed upon Buyer, any of its Subsidiaries or the assets of Buyer or any of its Subsidiaries which has had, or could reasonably be expected to have, a Material Adverse Effect on Buyer.

                    4.9.  Compliance with Applicable Law.  Buyer
          and each of its Subsidiaries holds, and has at all times held, all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to all, and have complied with and are not in default in any respect under any, applicable law, statute, order, rule, regulation, policy and/or guideline of any Governmental Entity relating to Buyer or any of its Subsidiaries, except where the failure to hold such license, franchise, permit or authorization or such non-compliance or default would not, individually or in the aggregate, have, or be reasonably likely to have, a Material Adverse Effect on Buyer, and neither Buyer nor any of its Subsidiaries knows of, or has received notice of violation of, any material violations of any of the above.

                    4.10. SEC Reports. Buyer has previously made available to the Company an accurate and complete copy of each (a) final registration statement, prospectus, report, schedule and definitive proxy statement filed since January 1, 1990 by Buyer with the SEC pursuant to the Securities Act or the Exchange Act (the "Buyer Reports") and (b) communication mailed by Buyer to its shareholders since January 1, 1990, and no such registration statement, prospectus, report, schedule, proxy statement or communication contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date shall be deemed to modify information as of an earlier date.
          Buyer has timely filed all Buyer Reports and other documents required to be filed by it under the Securities Act and the Exchange Act, and, as of their respective dates, all Buyer Reports complied in all material respects with the published rules and regulations of the SEC with respect thereto.

                    4.11.  Buyer Information.  The information
          relating to Buyer and its Subsidiaries to be contained in the Proxy Statement and the S-4, or in any other document filed with any other regulatory agency in connection herewith, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.
          The S-4 (except for such portions thereof that relate only to the Company or any of its Subsidiaries) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                    4.12.  Ownership of Company Common Stock;
          Affiliates and Associates. (a) Except for the Stock Option Agreement, neither Buyer nor any of its affiliates or associates (as such terms are defined under the Exchange Act), (i) beneficially own, directly or indirectly, or (ii) is a party to any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of, in each case, any shares of capital stock of the Company (other than Trust Account Shares and DPC Shares); and

                         (b)  Neither Buyer nor any of its
          Subsidiaries is an "affiliate" (as such term is defined in DGCL SECTION 203(c)(1)), an "associate" (as such term is defined in DGCL SECTION 203(c)(2)) of the Company or an "Interested Stockholder" (as such term is defined in Section 8 of the Company's Certificate of Incorporation).

                    4.13.  Taxes.  Except as set forth in Section
          4.13 of the Buyer Disclosure Schedule, each of Buyer and its Subsidiaries has (i) duly and timely filed or will duly and timely file (including applicable extensions granted without penalty) all Tax Returns required to be filed at or prior to the Effective Time, and such Tax Returns which have heretofore been filed are, and those to be hereinafter filed will be, true, correct and complete, and (ii) paid in full or have made adequate provision for on the financial statements of Buyer (in accordance with GAAP) all Taxes and will pay in full or make adequate provision for all Taxes. There are no material liens for Taxes upon the assets of either Buyer or its Subsidiaries except for statutory liens for current Taxes not yet due. Except as set forth in
          Section 4.13 of the Buyer Disclosure Schedule, neither Buyer nor any of its Subsidiaries has requested any extension of time within which to file any Tax Returns in respect of any fiscal year which have not since been filed and no request for waivers of the time to assess any Taxes are pending or outstanding. The federal and state income Tax Returns of Buyer and its Subsidiaries have been audited by the Internal Revenue Service or appropriate state tax authorities with respect to those periods and jurisdictions set forth on Section 4.13 of the Buyer Disclosure Schedule. Except as set forth in
          Section 4.13 of the Buyer Disclosure Schedule, neither Buyer nor any of its Subsidiaries (i) is a party to any agreement providing for the allocation or sharing of Taxes (other than the allocation of federal income taxes as provided by Regulation 1.1552-1(a)(1) under the Code);
          (ii) is required to include in income any adjustment pursuant to Section 481(a) of the Code, by reason of the voluntary change in accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method); or (iii) has filed a consent pursuant to Section 341(f) of the Code.

                    4.14. Employees. (a) Section 4.14(a) of the Buyer Disclosure Schedule sets forth a true and complete list of each employee benefit plan, arrangement or agreement that is maintained or contributed to or required to be contributed to as of the date of this Agreement (the "Buyer Plans") by Buyer, any of its Subsidiaries or by any trade or business, whether or not incorporated (a "Buyer ERISA Affiliate"), all of which together with Buyer would be deemed a "single employer" within the meaning of Section 4001 of ERISA, for the benefit of any employee or former employee of Buyer, any Subsidiary or any ERISA Affiliate.

                    (b) Except as set forth in Section 4.14(b) of the Buyer Disclosure Schedule, (i) each of the Buyer Plans has been operated and administered in all material respects in accordance with its terms and applicable law, including but not limited to ERISA and the Code, (ii) each of the Buyer Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has either (1) received a favorable determination letter from the IRS, or (2) is or will be the subject of an application for a favorable determination letter, and Buyer is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter, (iii) with respect to each Buyer Plan which is subject to Title IV of ERISA, the present value of accrued benefits under such Buyer Plan, based upon the actuarial assumptions used for funding purposes in the most recent actuarial report prepared by such Buyer Plan's actuary with respect to such Buyer Plan, did not, as of its latest valuation date, exceed the then current value of the assets of such Buyer Plan allocable to such accrued benefits, (iv) no Plan provides benefits, including without limitation death or medical benefits (whether or not insured), with respect to current or former employees of Buyer, its Subsidiaries or any ERISA Affiliate beyond their retirement or other termination of service, other than
          (w) coverage mandated by applicable law, (x) death benefits or retirement benefits under any "employee pension plan," as that term is defined in Section 3(2) of ERISA, (y) deferred compensation benefits accrued as liabilities on the books of Buyer, its Subsidiaries or the ERISA Affiliates or (z) benefits the full cost of which is borne by the current or former employee (or his beneficiary), (v) no liability under Title IV of ERISA has been incurred by Buyer, its Subsidiaries or any Buyer ERISA Affiliate that has not been satisfied in full, (vi) no Buyer Plan is a "multiemployer pension plan," as such term is defined in Section 3(37) of ERISA, (vii) all contributions or other amounts payable by Buyer, its Subsidiaries or any ERISA Affiliate as of the Effective Time with respect to each Plan in respect of current or prior plan years have been paid or accrued in accordance with generally accepted accounting practices and Section 412 of the Code, (viii) neither Buyer, its Subsidiaries nor any ERISA Affiliate has engaged in a transaction in connection with which Buyer, its Subsidiaries or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code, (ix) there are no pending, or, to the best knowledge of Buyer, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Buyer Plans or any trusts related thereto and (x) the consummation of the transactions contemplated by this Agreement will not (y) entitle any current or former employee or officer of Buyer or any ERISA Affiliate to severance pay, termination pay or any other payment, except as expressly provided in this Agreement or (z) accelerate the time of payment or vesting or increase in the amount of compensation due any such employee or officer.

                    4.15.  Agreements with Regulatory Agencies.
          Except as set forth in Section 4.15 of the Buyer Disclosure Schedule or as disclosed in Buyer's Annual Report on Form 10-K for the year ended December 31, 1993, neither Buyer nor any of its Subsidiaries is subject to any cease-and-desist or other order issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or is a recipient of any extraordinary supervisory letter from, or has adopted any board resolutions at the request of (each, whether or not set forth in Section 4.15 of the Buyer Disclosure Schedule, a "Buyer Regulatory Agreement"), any Regulatory Agency or other Governmental Entity that restricts the conduct of its business or that in any manner relates to its capital adequacy, its credit policies, its management or its business, nor has Buyer or any of its Subsidiaries been advised by any Regulatory Agency or other Governmental Entity that it is considering issuing or requesting any Regulatory Agreement.

                    4.16. Undisclosed Liabilities. Except (a) as set forth in Section 4.16 of the Buyer Disclosure Schedule, (b) for those liabilities that are fully reflected or reserved against on the consolidated balance sheet of Buyer included in its Form 10-Q for the period ended March 31, 1994 and (c) for liabilities incurred in the ordinary course of business consistent with past practice since March 31, 1994 that, either alone or when combined with all similar liabilities, have not had, and could not reasonably be expected to have, a Material Adverse Effect on Buyer, neither Buyer nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due).

                    4.17.  Administration of Fiduciary Accounts.
          Buyer and each of its Subsidiaries has properly administered in all material respects all accounts for which it acts as a fiduciary, including but not limited to accounts for which it serves as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor, in accordance with the terms of the governing documents and applicable state and federal law and regulation and common law. Neither Buyer nor any of its Subsidiaries nor any of their respective directors, officers or employees has committed any breach of trust with respect to any such fiduciary account which has had or could reasonably be expected to have a Material Adverse Effect on Buyer, and the accountings for each such fiduciary account are true and correct in all material respects and accurately reflect the assets of such fiduciary account.

                    4.18.  Approvals.  As of the date of this
          Agreement, Buyer knows of no reason why all regulatory approvals required for the consummation of the transactions contemplated hereby (including, without limitation, the Merger and the Subsidiary Merger) should not be obtained without the imposition of a Burdensome Condition.

                    4.19.  Reports.  Buyer and each of its
          Subsidiaries have timely filed all material reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since December 31, 1991 with any Regulatory Agency, and all other material reports and statements required to be filed by them since December 31, 1991, including, without limitation, any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, the Federal Reserve Board, the FDIC, any State Regulator or any SRO, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency in the regular course of the business of Buyer and its Subsidiaries, except as set forth in Section 4.19 of Buyer Disclosure Schedule, no Regulatory Agency has initiated any proceeding or, to the best knowledge of Buyer, investigation into the business or operations of Buyer or any of its Subsidiaries since December 31, 1991. There is no unresolved material violation, criticism, or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of Buyer or any of its Subsidiaries.

                    4.20.  Environmental Matters.  Except as set
          forth in Section 4.20 of the Buyer Disclosure Schedule:

                         (a)  Each of Buyer, its Subsidiaries, the
          Participation Facilities and the Loan Properties (each as hereinafter defined) are, and have been, in compliance with Environmental Laws, except for violations which, either individually or in the aggregate, have not had and cannot reasonably be expected to have a Material Adverse Effect on Buyer;

                         (b)  There is no suit, claim, action or
          proceeding, pending or threatened, before any Governmental Entity or other forum in which Buyer, any of its Subsidiaries, any Participation Facility or any Loan Property, has been or, with respect to threatened proceedings, may be, named as a defendant (x) for alleged noncompliance (including by any predecessor), with any Environmental Laws, or (y) relating to the release, threatened release or exposure to any material whether or not occurring at or on a site owned, leased or operated by Buyer or any of its Subsidiaries, any Participation Facility or any Loan Property, except where such noncompliance or release has not resulted, and cannot be reasonably expected to result, either individually or in the aggregate, a Material Adverse Effect on Buyer;

                         (c)  During the period of (x) Buyer's or
          any of its Subsidiaries' ownership or operation of any of their respective current properties, (y) Buyer's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Buyer's or any of its Subsidiaries' holding of a security interest in a Loan Property, there has been no release of materials in, on, under or affecting any such property, except where such release has not had and cannot reasonably be expected to result in, either individually or in the aggregate, a Material Adverse Effect on Buyer. Prior to the period of
          (x) Buyer's or any of its Subsidiaries' ownership or operation of any of their respective current properties,
          (y) Buyer's or any of its Subsidiaries' participation in the management of any Participation Facility, or (z) Buyer's or any of its Subsidiaries' holding of a security interest in a Loan Property, there was no release or threatened release of materials in, on, under or affecting any such property, Participation Facility or Loan Property, except where such release has not had and cannot be reasonably expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer; and

                         (d)  The following definitions apply for
          purposes of this Section 4.20: (x) "Loan Property" means any property in which Buyer or any of its Subsidiaries holds a security interest, and, where required by the context, said term means the owner or operator of such property; and (y) "Participation Facility" means any facility in which Buyer or any of its Subsidiaries participates in the management and, where required by the context, said term means the owner or operator of such property.

                    4.21. Derivative Transactions. Except as set forth in Section 4.21 of the Buyer Disclosure Schedule, since December 31, 1993, neither Buyer nor any of its Subsidiaries has engaged in transactions in or involving forwards, futures, options on futures, swaps or other derivative instruments except (i) as agent on the order and for the account of others, or (ii) as principal for purposes of hedging interest rate risk on U.S. dollar-denominated securities and other financial instruments. None of the counterparties to any contract or agreement with respect to any such instrument is in default with respect to such contract or agreement and no such contract or agreement, were it to be a Loan held by Buyer or any of its Subsidiaries, would be classified as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans" or words of similar import. The financial position of Buyer and its Subsidiaries on a consolidated basis under or with respect to each such instrument has been reflected in the books and records of Buyer and such Subsidiaries in accordance with GAAP consistently applied, and no open exposure of Buyer or any of its Subsidiaries with respect to any such instrument (or with respect to multiple instruments with respect to any single counterparty) exceeds $500,000.

                    4.22.  Loan Portfolio.  Except as set forth in
          Section 4.22 of the Buyer Disclosure Schedule, neither Buyer nor any of its Subsidiaries is a party to any written or oral (i) Loan, other than Loans the unpaid principal balance of which does not exceed $50,000, under the terms of which the obligor is, as of the date of this Agreement, over 90 days delinquent in payment of principal or interest or in default of any other provision, or (ii) Loan as of the date of this Agreement with any director, executive officer or ten percent stockholder of Buyer or any of its Subsidiaries, or to the best knowledge of Buyer, any person, corporation or enterprise controlling, controlled by or under common control with any of the foregoing. Section 4.22 of the Buyer Disclosure Schedule sets forth (i) all of the Loans in original principal amount in excess of $50,000 of Buyer or any of its Subsidiaries that as of the date of this Agreement are classified by any bank examiner (whether regulatory or internal) as "Other Loans Specially Mentioned", "Special Mention", "Substandard", "Doubtful", "Loss", "Classified", "Criticized", "Credit Risk Assets", "Concerned Loans", "Watch List" or words of similar import, together with the principal amount of and accrued and unpaid interest on each such Loan and the identity of the borrower thereunder, and (ii) by category of Loan (i.e., commercial, consumer, etc.), all of the other Loans of Buyer and its Subsidiaries that as of the date of this Agreement are classified as such, together with the aggregate principal amount of and accrued and unpaid interest on such Loans by category. Buyer shall promptly inform the Company in writing of any Loan that becomes classified in the manner described in the previous sentence, or any Loan the classification of which is changed, at any time after the date of this Agreement.


                                  ARTICLE V

                  COVENANTS RELATING TO CONDUCT OF BUSINESS

                    5.1.  Covenants of the Company.  During the
          period from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Bank Merger Agreement or the Option Agreement or with the prior written consent of Buyer, the Company and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and consistent with prudent banking practice. The Company will use its best efforts to (x) preserve its business organization and that of its Subsidiaries intact, (y) keep available to itself and Buyer the present services of the employees of the Company and its Subsidiaries and
          (z) preserve for itself and Buyer the goodwill of the customers of the Company and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing, and except as set forth on Section 5.1 of the Company Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by Buyer, the Company shall not, and shall not permit any of its Subsidiaries to:

                         (a)  solely in the case of the Company,
          declare or pay any dividends on, or make other distributions in respect of, any of its capital stock, other than normal quarterly dividends in an amount of no more than $0.18 per share of Company Common Stock;

                         (b)  (i) split, combine or reclassify any
          shares of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock except upon the exercise or fulfillment of rights or options issued or existing pursuant to employee benefit plans, programs or arrangements, all to the extent outstanding and in existence on the date of this Agreement and in accordance with their present terms, and except pursuant to the Option Agreement, or (ii) repurchase, redeem or otherwise acquire (except for the acquisition of Trust Account Shares and DPC Shares, as such terms are defined in Section 1.4(b) hereof) any shares of the capital stock of the Company or any Subsidiary of the Company, or any securities convertible into or exercisable for any shares of the capital stock of the Company or any Subsidiary of the Company;

                         (c)  issue, deliver or sell, or authorize
          or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into or exercisable for, or any rights, warrants or options to acquire, any such shares, or enter into any agreement with respect to any of the foregoing, other than (i) the issuance of Company Common Stock pursuant to stock options or similar rights to acquire Company Common Stock granted pursuant to the Company Stock Plans and outstanding prior to the date of this Agreement, in each case in accordance with their present terms and (ii) pursuant to the Option Agreement;

                         (d)  amend its Certificate of
          Incorporation, By-laws or other similar governing documents;

                         (e)  authorize or permit any of its
          officers, directors, employees or agents to directly or indirectly solicit, initiate or encourage any inquiries relating to, or the making of any proposal which constitutes, a "takeover proposal" (as defined below), or, except to the extent legally required for the discharge of the fiduciary duties of the Board of Directors of the Company, recommend or endorse any takeover proposal, or participate in any discussions or negotiations, or provide third parties with any nonpublic information, relating to any such inquiry or proposal or otherwise facilitate any effort or attempt to make or implement a takeover proposal; provided, however, that the Company may communicate information about any such takeover proposal to its stockholders if, in the judgment of the Company's Board of Directors, based upon the advice of outside counsel, such communication is required under applicable law. The Company will immediately cease and cause to be terminated any existing activities, discussions or negotiations previously conducted with any parties other than Buyer with respect to any of the foregoing. The Company will take all actions necessary or advisable to inform the appropriate individuals or entities referred to in the first sentence hereof of the obligations undertaken in this Section 5.1(e). The Company will notify Buyer immediately if any such inquiries or takeover proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated or continued with, the Company, and the Company will promptly inform Buyer in writing of all of the relevant details with respect to the foregoing. As used in this Agreement, "takeover proposal" shall mean any tender or exchange offer, proposal for a merger, consolidation or other business combination involving the Company or any Subsidiary of the Company or any proposal or offer to acquire in any manner a substantial equity interest in, or a substantial portion of the assets of, the Company or any Subsidiary of the Company other than the transactions contemplated or permitted by this Agreement, the Bank Merger Agreement and the Option Agreement;

                         (f)  make any capital expenditures other
          than the expenses which are set forth in Section 5.1(f) of the Company Disclosure Schedule and expenses which (i) are made in the ordinary course of business or are necessary to maintain existing assets in good repair and
          (ii) in any event are in an amount of no more than $50,000 individually and $50,000 in the aggregate;

                         (g)  enter into any new line of business;

                         (h)  acquire or agree to acquire, by
          merging or consolidating with, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any assets, which would be material, individually or in the aggregate, to the Company, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices;

                         (i)  take any action that is intended or
          may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied, or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

                         (j)  change its methods of accounting in
          effect at March 31, 1994, except as required by changes in GAAP or regulatory accounting principles as concurred to by the Company's independent auditors;

                         (k)  (i) except as required by applicable
          law or to maintain qualification pursuant to the Code, adopt, amend, renew or terminate any Plan or any agreement, arrangement, plan or policy between the Company or any Subsidiary of the Company and one or more of its current or former directors, officers or employees or (ii) except for normal increases in the ordinary course of business consistent with past practice or except as required by applicable law, increase in any manner the compensation or fringe benefits of any director, officer or employee or pay any benefit not required by any plan or agreement as in effect as of the date hereof (including, without limitation, the granting of stock options, stock appreciation rights, restricted stock, restricted stock units or performance units or shares);

                         (l)  take or cause to be taken any action
          which would disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code, provided, however, that nothing contained herein shall limit the ability of Buyer to exercise its rights under the Option Agreement;

                         (m)  except as set forth in Section 5.1(m)
          of the Company Disclosure Schedule, other than activities in the ordinary course of business consistent with prior practice, sell, lease, encumber, assign or otherwise dispose of, or agree to sell, lease, encumber, assign or otherwise dispose of, any of its material assets, properties or other rights or agreements;

                         (n)  other than in the ordinary course of
          business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity;

                         (o)  file any application to relocate or
          terminate the operations of any banking office of it or any of its Subsidiaries;

                         (p)  commit any act or omission which
          constitutes a material breach or default by the Company or any of its Subsidiaries under any Regulatory Agreement or under any material contract or material license to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties is bound;

                         (q)  make any equity investment or
          commitment to make such an investment in real estate or in any real estate development project, other than in connection with foreclosures, settlements in lieu of foreclosure or troubled loan or debt restructurings in the ordinary course of business consistent with prudent banking practices;

                         (r)  create, renew, amend or terminate or
          give notice of a proposed renewal, amendment or termination of, any material contract, agreement or lease for goods, services or office space to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries or their respective properties is bound;

                         (s)  take any action which would cause the
          termination or cancellation by the FDIC of insurance in respect of the Company's deposits; or

                         (t)  agree to do any of the foregoing.

                    5.2.  Covenants of Buyer.  During the period
          from the date of this Agreement and continuing until the Effective Time, except as expressly contemplated or permitted by this Agreement, the Bank Merger Agreement or the Option Agreement or with the prior written consent of the Company, Buyer and its Subsidiaries shall carry on their respective businesses in the ordinary course consistent with past practice and consistent with prudent banking practice. Buyer will use its best efforts to (x) preserve its business organization and that of its Subsidiaries intact and (y) preserve for itself and the Company the goodwill of the customers of Buyer and its Subsidiaries and others with whom business relationships exist. Without limiting the generality of the foregoing and except as set forth on Section 5.2 of the Buyer Disclosure Schedule or as otherwise contemplated by this Agreement or consented to in writing by the Company, Buyer shall not, and shall not permit any of its Subsidiaries to:

                         (a)  solely in the case of Buyer, declare
          or pay any extraordinary or special dividends on or make any other extraordinary or special distributions in respect of any of its capital stock; provided, however, that nothing contained herein shall prohibit Buyer from increasing the quarterly cash dividend on the Buyer Common Stock;

                         (b)  take any action that is intended or
          may reasonably be expected to result in any of its representations and warranties set forth in this Agreement being or becoming untrue in any material respect, or in any of the conditions to the Merger set forth in Article VII not being satisfied or in a violation of any provision of this Agreement or the Bank Merger Agreement, except, in every case, as may be required by applicable law;

                         (c)  change its methods of accounting in
          effect at March 31, 1994, except in accordance with changes in GAAP or regulatory accounting principles as concurred to by Buyer's independent auditors;

                         (d)  take or cause to be taken any action
          which would disqualify the Merger as a "pooling of interests" for accounting purposes or a tax free reorganization under Section 368 of the Code, provided, however, that nothing contained herein shall limit the ability of Buyer to exercise its rights under the Option Agreement; or

                         (e)  agree to do any of the foregoing.

                                  ARTICLE VI

                            ADDITIONAL AGREEMENTS

                    6.1.  Regulatory Matters.  (a)  The Company
          shall promptly prepare and file with the SEC the Proxy Statement and Buyer shall promptly prepare and file with the SEC the S-4, in which the Proxy Statement will be included as a prospectus. Each of the Company and Buyer shall use all reasonable efforts to have the S-4 declared effective under the Securities Act as promptly as practicable after such filing, and each of the Company and Buyer shall thereafter mail the Proxy Statement to each of its respective stockholders. Buyer shall also use all reasonable efforts to obtain all necessary state securities law or "Blue Sky" permits and approvals required to carry out the transactions contemplated by this Agreement and the Bank Merger Agreement, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action.

                         (b)  The parties hereto shall cooperate
          with each other and use their best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, and to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities which are necessary or advisable to consummate the transactions contemplated by this Agreement (including without limitation the Merger and the Subsidiary Merger) (it being understood that any amendments to the S-4 or a resolicitation of proxies as consequence of a subsequent proposed merger, stock purchase or similar acquisition by Buyer or any of its Subsidiaries shall not violate this covenant). The Company and Buyer shall have the right to review in advance, and to the extent practicable each will consult the other on, in each case subject to applicable laws relating to the exchange of information, all the information relating to the Company or Buyer, as the case may be, and any of their respective Subsidiaries, which appear in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the parties hereto shall act reasonably and as promptly as practicable. The parties hereto agree that they will consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each party will keep the other apprised of the status of matters relating to completion of the transactions contemplated herein.

                         (c)  Buyer and the Company shall, upon
          request, furnish each other with all information concerning themselves, their Subsidiaries, directors, officers and stockholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statement, the S-4 or any other statement, filing, notice or application made by or on behalf of Buyer, the Company or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

                              (d)  Buyer and the Company shall promptly
               furnish each other with copies of written communications received by Buyer or the Company, as the case may be, or any of their respective Subsidiaries, Affiliates or Associates (as such terms are defined in Rule 12b-2 under the Exchange Act as in effect on the date of this Agreement) from, or delivered by any of the foregoing to, any Governmental Entity in respect of the transactions contemplated hereby.

                         6.2.  Access to Information.  (a)  Upon
               reasonable notice and subject to applicable laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of Buyer, access, during normal business hours during the period prior to the Effective Time, to all its properties, books, contracts, commitments, records, officers, employees, accountants, counsel and other representatives and, during such period, the Company shall, and shall cause its Subsidiaries to, make available to Buyer (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of Federal securities laws or Federal or state banking laws (other than reports or documents which the Company is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as Buyer may reasonably request. Neither the Company nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of the Company's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. Buyer will hold all such information in confidence to the extent required by, and in accordance with, the provisions of the confidentiality agreement, dated May 5, 1993, between Buyer and the Company (the "Confidentiality Agreement").

                              (b)  Upon reasonable notice and subject to
               applicable laws relating to the exchange of information, Buyer shall, and shall cause its Subsidiaries to, afford to the officers, employees, accountants, counsel and other representatives of the Company, access, during normal business hours during the period prior to the Effective Time, to such information regarding Buyer and its Subsidiaries as shall be reasonably necessary for the Company to fulfill its obligations pursuant to this Agreement to prepare the Proxy Statement or which may be reasonably necessary for the Company to confirm that the representations and warranties of Buyer contained herein are true and correct and that the covenants of Buyer contained herein have been performed in all material respects. Neither Buyer nor any of its Subsidiaries shall be required to provide access to or to disclose information where such access or disclosure would violate or prejudice the rights of Buyer's customers, jeopardize any attorney-client privilege or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into prior to the date of this Agreement. The parties hereto will make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

                              (c)  All information furnished by Buyer to
               the Company or its representatives pursuant hereto shall be treated as the sole property of Buyer and, if the Merger shall not occur, the Company and its representatives shall return to Buyer all of such written information and all documents, notes, summaries or other materials containing, reflecting or referring to, or derived from, such information. The Company shall, and shall use its best efforts to cause its representatives to, keep confidential all such information, and shall not directly or indirectly use such information for any competitive or other commercial purpose. The obligation to keep such information confidential shall continue for five years from the date the proposed Merger is abandoned and shall not apply to (i) any information which (x) was already in the Company's possession prior to the disclosure thereof by Buyer; (y) was then generally known to the public; or (z) was disclosed to the Company by a third party not bound by an obligation of confidentiality or (ii) disclosures made as required by law. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder the Company is nonetheless, in the opinion of its counsel, compelled to disclose information concerning Buyer to any tribunal or governmental body or agency or else stand liable for contempt or suffer other censure or penalty, the Company may disclose such information to such tribunal or governmental body or agency without liability hereunder.

                              (d)  No investigation by either of the
               parties or their respective representatives shall affect the representations, warranties, covenants or agreements of the other set forth herein.

                         6.3.  Stockholder Meetings.  The Company and
               Buyer each shall take all steps necessary to duly call, give notice of, convene and hold a meeting of its respective stockholders to be held as soon as is reasonably practicable after the date on which the S-4 becomes effective for the purpose of voting upon the approval of this Agreement and the consummation of the transactions contemplated hereby. The Company and Buyer each will, through its respective Board of Directors, except to the extent legally required for the discharge of the fiduciary duties of such board, recommend to its respective stockholders approval of this Agreement and the transactions contemplated hereby and such other matters as may be submitted to its stockholders in connection with this Agreement. The Company and Buyer shall coordinate and cooperate with respect to the foregoing matters, with a view towards, among other things, holding the respective meetings of each party's stockholders on the same day.

                         6.4.  Legal Conditions to Merger.  Each of
               Buyer and the Company shall, and shall cause its Subsidiaries to, use their best efforts (a) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements which may be imposed on such party or its Subsidiaries with respect to the Merger or the Subsidiary Merger and, subject to the conditions set forth in Article VII hereof, to consummate the transactions contemplated by this Agreement and (b) to obtain (and to cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party which is required to be obtained by the Company or Buyer or any of their respective Subsidiaries in connection with the Merger and the Subsidiary Merger and the other transactions contemplated by this Agreement, and to comply with the terms and conditions of such consent, authorization, order or approval; provided, however, that neither Buyer nor the Company shall be obligated to take any action pursuant to the foregoing if the taking of such action or such compliance or the obtaining of such consent, authorization, order or approval is likely, in the good faith reasonable opinion of Buyer or the Company, to result in the imposition of a Burdensome Condition.

                         6.5.  Affiliates.  Each of Buyer and the
               Company shall use its best efforts to cause each director, executive officer and other person who is an "affiliate" (for purposes of Rule 145 under the Securities Act and for purposes of qualifying the Merger for "pooling-of-interests" accounting treatment) of such party to deliver to the other party hereto, as soon as practicable after the date of this Agreement, and in any event prior to the earlier of the date of the stockholders meeting called by the Company to approve this Agreement and the date of the stockholders meeting called by Buyer to approve this Agreement, a written agreement, in the form of Exhibit 6.5(a) hereto (in the case of affiliates of Buyer) or 6.5(b) hereto (in the case of affiliates of the Company), providing that such person will not sell, pledge, transfer or otherwise dispose of any shares of Buyer Common Stock or Company Common Stock held by such "affiliate" and, in the case of the "affiliates" of the Company, the shares of Buyer Common Stock to be received by such "affiliate" in the
               Merger: (1) in the case of shares of Buyer Common Stock to be received by "affiliates" of the Company in the Merger, except in compliance with the applicable provisions of the Securities Act and the rules and regulations thereunder; and (2) during the period commencing 30 days prior to the Merger and ending at the time of the publication of financial results covering at least 30 days of combined operations of Buyer and the Company.

                         6.6.  Stock Exchange Listing.  Buyer shall
               cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing on the New York Stock Exchange, Inc. (the "NYSE"), subject to official notice of issuance, as of the Effective Time.

                         6.7.  Employee Benefit Plans; Existing
               Agreements. (a) The employees of the Company (the "Company Employees") shall be entitled to participate in Buyer's employee benefit plans in which similarly situated employees of Buyer participate, to the same extent as comparable employees of Buyer. As of the Effective Time, Buyer shall permit the Company Employees to participate in Buyer's group hospitalization, medical, life and disability insurance plans on the same terms and conditions as applicable to comparable employees of Buyer and its Subsidiaries. As of the next entry date immediately following the Effective Time, Buyer shall permit the Company Employees to participate in Buyer's defined benefit pension plan, thrift plan, severance, and similar plans on the same terms and conditions as employees of Buyer and its Subsidiaries, giving effect (solely for purposes of Buyer's defined benefit pension plan and thrift plan) to years of service with the Company and its Subsidiaries (to the extent the Company gave effect) as if such service were with Buyer, for purposes of eligibility and vesting, but not for benefit accrual purposes.

                         (b) Following the Effective Time, Buyer shall honor and shall cause the Surviving Bank to honor in accordance with their terms all employment, severance and other compensation agreements and arrangements, including, but not limited to, severance benefit plans listed in Section 6.7(b) of the Company Disclosure Schedule, existing prior to the execution of this Agreement which are between the Company and any director, officer or employee thereof and which have been disclosed in the Company Disclosure Schedule and previously have been delivered to Buyer and agrees to make the payments and provide the benefits pursuant thereto described in
               Section 6.7(b) of the Company Disclosure Schedule.

                         (c)  As of the Effective Time, Buyer will
               assume, or will cause New York Bank to assume, the tax qualified plans of the Company Bank as listed in Section 3.11(a) of the Company Disclosure Schedule. Neither Buyer nor New York Bank shall be required to make further contributions to such plans. As of the Effective Time, all accrued benefits under the plans shall be fully vested and nonforfeitable. As soon as practicable after the Effective Time, Buyer shall terminate or shall cause New York Bank to terminate the tax qualified plans of the Company Bank assumed by Buyer, or New York Bank, pursuant to this Section 6.7(c), and distribution of the accounts of active participants immediately prior to the Effective Time under the plans shall be made to the participants and beneficiaries in accordance with the terms of such plans.

                         (d) From and after the date of this Agreement until the Effective Time, in anticipation of such termination and distribution, the Company and the Company Bank shall use their best efforts, and after the Effective Time, Buyer and New York Bank shall use their best efforts to take all necessary and appropriate action to cause unallocated Company Common Stock pledged as collateral for the loan made to the Company Bank Employee Stock Ownership Plan ("ESOP") to be applied to repay the outstanding securities acquisition loan, to allocate the amount of such stock with a value in excess of the balance of such loan to the accounts of the ESOP participants in proportion to their account balances at the Effective Time and to maintain the status of the ESOP as a plan qualified under Sections 401(a) and 4975 of the of the Code. In the event that prior to the Effective Time, the Company or the Company Bank, or after the Effective Time, Buyer or New York Bank, determines that the loan may not be so repaid or that such amounts may not be so allocated without causing the ESOP to fail to be a tax qualified plan under Sections 401(a) and 4975 of the Code, the Company or the Company Bank before the Effective Time, and Buyer or New York Bank after the Effective Time, shall take such action as each may determine with respect to the ESOP, provided that the assets of the ESOP shall be held or paid for the exclusive benefit of the ESOP participants and beneficiaries, and provided further, in no event shall any portion of the amounts held in trust by the ESOP revert directly or indirectly to the Company, the Company Bank, Buyer or New York Bank or any affiliate thereof.

                         (e) Following the Effective Time, Buyer shall honor and shall cause any successor corporation and its affiliates to honor in accordance with its terms, the Company Bank post retirement medical plan as listed in
               Section 6.7(e) of the Company Disclosure Schedule with respect to benefits being paid thereunder at the Effective Time, and benefits thereunder to those who would be eligible for such benefits at retirement as of the Effective Time.

                         (f) Notwithstanding anything contained in an employment agreement or other compensation arrangement, or in this Agreement to the contrary, the Buyer shall provide benefits under the terms of the Company Bank post retirement medical plan to those employees listed in
               Section 6.7(f) of the Company Disclosure Schedule who terminate employment with the Company Bank after the Effective Time, provided that such benefits shall be continued for the lifetime of such employees' spouse in the event that any such employee predeceases the spouse.

                         (g) Notwithstanding anything contained in this Agreement to the contrary, Buyer shall provide each employee listed in Section 6.7(g) of the Company Disclosure Schedule with the opportunity to continue medical/dental coverage under the Buyer's group policy upon payment by such employee of the cost of the premiums for such individual under the group policy for the remainder of the employee's life or the employee first obtains comparable benefits from another employer, whichever is earlier.

                         (h) Following the Effective Time, Buyer shall provide continued medical/dental and life insurance benefits for each employee listed in Section 6.7(h) of the Company Disclosure Schedule, for a one year period following such individual's termination of employment with the Company Bank as provided in the Special Termination Agreements listed in Schedule 3.11(a). In addition, Buyer shall provide each such individual with the opportunity to continue medical/dental insurance coverage upon payment by such employee of the cost of the premium for such individual under the group coverage of Buyer for a period of four years commencing on the first anniversary of the date of such individual's termination of employment, or, if sooner, the time the individual obtains comparable benefits through another employer.

                         6.8.  Indemnification.  (a)  In the event of
               any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative, including, without limitation, any such claim, action, suit, proceeding or investigation in which any person who is now, or has been at any time prior to the date of this Agreement, or who becomes prior to the Effective Time, a director or officer or employee of the Company or any of its Subsidiaries (the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of the Company, any of the Subsidiaries of the Company or any of their respective predecessors or (ii) this Agreement or any of the transactions contemplated hereby, whether in any case asserted or arising before or after the Effective Time, the parties hereto agree to cooperate and use their best efforts to defend against and respond thereto. It is understood and agreed that after the Effective Time, Buyer shall indemnify and hold harmless, as and to the extent permitted by Delaware law, each such Indemnified Party against any losses, claims, damages, liabilities, costs, expenses (including reasonable attorney's fees and expenses in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party to the fullest extent permitted by law upon receipt of any undertaking required by applicable law), judgments, fines and amounts paid in settlement in connection with any such threatened or actual claim, action, suit, proceeding or investigation, and in the event of any such threatened or actual claim, action, suit, proceeding or investigation (whether asserted or arising before or after the Effective Time), the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyer; provided, however, that (1) Buyer shall have the right to assume the defense thereof and upon such assumption Buyer shall not be liable to any Indemnified Party for any legal expenses of other counsel or any other expenses subsequently incurred by any Indemnified Party in connection with the defense thereof, except that if Buyer elects not to assume such defense or counsel for the Indemnified Parties reasonably advises that there are issues which raise conflicts of interest between Buyer and the Indemnified Parties, the Indemnified Parties may retain counsel reasonably satisfactory to them after consultation with Buyer, and Buyer shall pay the reasonable fees and expenses of such counsel for the Indemnified Parties, (2) Buyer shall in all cases be obligated pursuant to this paragraph to pay for only one firm of counsel for all Indemnified Parties, (3) Buyer shall not be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld) and (4) Buyer shall have no obligation hereunder to any Indemnified Party when and if a court of competent jurisdiction shall ultimately determine, and such determination shall have become final and nonappealable, that indemnification of such Indemnified Party in the manner contemplated hereby is prohibited by applicable law. Any Indemnified Party wishing to claim Indemnification under this Section 6.8, upon learning of any such claim, action, suit, proceeding or investigation, shall notify promptly Buyer thereof, provided that the failure to so notify shall not affect the obligations of Buyer under this Section 6.8 except to the extent such failure to notify prejudices Buyer. Buyer's obligations under this Section 6.8 continue in full force and effect for a period of six (6) years from the Effective Time; provided, however, that all rights to indemnification in respect of any claim (a "Claim") asserted or made within such period shall continue until the final disposition of such Claim. Notwithstanding anything to the contrary contained in this Section 6.8(a), in no event shall Buyer's obligations under this
               Section 6.8(a) with respect to indemnification or the advancement of expenses be greater than the obligations of the Company and its Subsidiaries with respect thereto set forth as of the date of this Agreement in the Certificate of Incorporation, By-laws or similar governing documents of the Company and its Subsidiaries.

                              (b)  Buyer shall cause the persons serving
               as officers and directors of the Company immediately prior to the Effective Time to be covered for a period of four years from the Effective Time by the directors' and officers' liability insurance policy maintained by the Company (provided that Buyer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous than such policy) with respect to acts or omissions occurring prior to the Effective Time which were committed by such officers and directors in their capacity as such; provided, however, that such policy shall be increased to an amount of at least $3,000,000.

                              (c)  In the event Buyer or the Surviving
               Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, to the extent necessary, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, assume the obligations set forth in this section.

                              (d)  The provisions of this Section 6.8
               are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

                         6.9. Subsequent Interim and Annual Financial Statements. As soon as reasonably available, but in no event later than March 31, 1995 or, in the case of the Company, December 31, 1994, Buyer will deliver to the Company and the Company will deliver to Buyer their respective Annual Reports on Form 10-K for, in the case of Buyer, the fiscal year ended December 31, 1994 and, in the case of the Company, the fiscal year ended September 30, 1994, as filed with the SEC under the Exchange Act. As soon as reasonably available, but in no event more than 45 days after the end of each fiscal quarter ending after the date of this Agreement, Buyer will deliver to the Company and the Company will deliver to Buyer their respective Quarterly Reports on Form 10-Q, as filed with the SEC under the Exchange Act.

                         6.10. Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, or the Bank Merger Agreement, or to vest the Surviving Corporation or the Surviving Bank with full title to all properties, assets, rights, approvals, immunities and franchises of any of the parties to the Merger or the Subsidiary Merger, the proper officers and directors of each party to this Agreement and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

                         6.11.  Advice of Changes.  Buyer and the
               Company shall promptly advise the other party of any change or event having a Material Adverse Effect on it or which it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained herein. From time to time prior to the Effective Time (and on the date prior to the Closing Date), each party will promptly supplement or amend the Disclosure Schedules delivered in connection with the execution of this Agreement to reflect any matter which, if existing, occurring or known at the date of this Agreement, would have been required to be set forth or described in such Disclosure Schedules or which is necessary to correct any information in such Disclosure Schedules which has been rendered inaccurate thereby. No supplement or amendment to such Disclosure Schedules shall have any effect for the purpose of determining satisfaction of the conditions set forth in Sections 7.2(a) or 7.3(a) hereof, as the case may be, or the compliance by the Company or Buyer, as the case may be, with the respective covenants and agreements of such parties contained herein.

                         6.12. Current Information. During the period from the date of this Agreement to the Effective Time, the Company will cause one or more of its designated representatives to confer on a regular and frequent basis (not less than monthly) with representatives of Buyer and to report (i) the general status of the ongoing operations of the Company and its Subsidiaries and (ii) the status of, and the action proposed to be taken with respect to, those Loans held by the Company or any Subsidiary of the Company which, individually or in combination with one or more other Loans to the same borrower thereunder, have an original principal amount of $250,000 or more and are non-performing assets. The Company will promptly notify Buyer of any material change in the normal course of business or in the operation of the properties of the Company or any of its Subsidiaries and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated), or the institution or the threat of significant litigation involving the Company or any of its Subsidiaries, and will keep Buyer fully informed of such events.

                         6.13.  Execution and Authorization of Bank
               Merger Agreement. As soon as reasonably practicable after the date of this Agreement, (a) Buyer shall (i) cause the Board of Directors of New York Bank to approve the Bank Merger Agreement, (ii) cause New York Bank to execute and deliver the Bank Merger Agreement, and (iii) approve the Bank Merger Agreement as the sole stockholder of New York Bank, and (b) the Company shall (i) cause the Board of Directors of the Company Bank to approve the Bank Merger Agreement, (ii) cause the Company Bank to execute and deliver the Bank Merger Agreement, and (iii) approve the Bank Merger Agreement as the sole stockholder of the Company Bank. The Bank Merger Agreement shall contain terms that are normal and customary in light of the transactions contemplated hereby and such additional terms as are necessary to carry out the purposes of this Agreement. If Buyer, upon the advice of its counsel, determines that there is a reasonable possibility that the Subsidiary Merger is not legally permissible under the laws of the State of New York or will not be approved by the Banking Department as a result of Company's status as a federal savings bank, Buyer shall notify the Company accordingly and the Company shall, subject to the requirements of applicable law, use its best efforts to cause the Company Bank to be converted to a New York chartered savings bank (the "Conversion") as soon as practicable after the Company's receipt of such notice from Buyer (but in no event prior to the day immediately prior to the Effective Time), and, subject to the terms and conditions hereof, both Buyer and the Company shall use their best efforts to cause such New York chartered savings bank to be merged with and into New York Bank with New York Bank surviving such merger, as soon as practicable after the Effective Time.

                         6.14.  Directorships.  Buyer shall cause its
               Board of Directors to be expanded by one member and shall appoint one of the current directors of the Company selected by Buyer as a nominee to fill the vacancy on Buyer's Board of Directors created by such increase as of the Effective Time.

                                      ARTICLE VII

                                  CONDITIONS PRECEDENT

                         7.1. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

                              (a)  Stockholder Approval.  This Agreement
               shall have been approved and adopted by the affirmative vote of the holders of at least a majority of the outstanding shares of Company Common Stock entitled to vote thereon and by the affirmative vote of the holders of at least a majority of the outstanding shares of Buyer Common Stock entitled to vote thereon.

                              (b)  NYSE Listing.  The shares of Buyer
               Common Stock which shall be issued to the stockholders of the Company upon consummation of the Merger shall have been authorized for listing on the NYSE, subject to official notice of issuance.

                              (c)  Other Approvals.  All regulatory
               approvals required to consummate the transactions contemplated hereby (including the Merger, the Subsidiary Merger and, if necessary to consummate the Subsidiary Merger, the Conversion) shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to herein as the "Requisite Regulatory Approvals").

                              (d)  S-4.  The S-4 shall have become
               effective under the Securities Act and no stop order suspending the effectiveness of the S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

                              (e)  No Injunctions or Restraints;
               Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an "Injunction") preventing the consummation of the Merger, the Subsidiary Merger or any of the other transactions contemplated by this Agreement or the Bank Merger Agreement shall be in effect. No statute, rule, regulation, order, injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits, restricts or makes illegal consummation of the Merger or the Subsidiary Merger.

                         7.2. Conditions to Obligations of Buyer. The obligation of Buyer to effect the Merger is also subject to the satisfaction or waiver by Buyer at or prior to the Effective Time of the following conditions:

                              (a)  Representations and Warranties.  (I)
               The representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (II) the representations and warranties of the Company set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this clause
               (II), no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this clause (II), such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, represent a material adverse change from the business, assets, financial condition or results of operations of the Company and its Subsidiaries taken as a whole as represented herein. Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to the foregoing effect.

                              (b)  Performance of Obligations of the
               Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and Buyer shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and the Chief Financial Officer of the Company to such effect.

                              (c)  No Burdensome Condition.  None of the
               Requisite Regulatory Approvals shall impose any term, condition or restriction upon Buyer, the Company, the Company Bank, the Surviving Corporation, the Surviving Bank or any of their respective Subsidiaries that Buyer or the Company, in good faith, reasonably determines would so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Buyer or the Company as to render inadvisable in the reasonable good faith judgment of Buyer or the Company, the consummation of the Merger (a "Burdensome Condition").

                              (d)  Consents Under Agreements.  The
               consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(c)) whose consent or approval shall be required in order to permit the succession by the Surviving Corporation or the Surviving Bank pursuant to the Merger or the Subsidiary Merger, as the case may be, to any obligation, right or interest of the Company or any Subsidiary of the Company under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument shall have been obtained, except where the failure to obtain such consent, approval or waiver would not so materially adversely affect the economic or business benefits of the transactions contemplated by this Agreement to Buyer as to render inadvisable, in the reasonable good faith judgment of Buyer, the consummation of the Merger.

                              (e)  No Pending Governmental Actions.  No
               proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                              (f)  Federal Tax Opinion.  Buyer shall
               have received an opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to Buyer ("Buyer's Counsel"), in form and substance reasonably satisfactory to Buyer, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger and Subsidiary Merger will be treated as reorganizations within the meaning of
               Section 368(a) of the Code and that, accordingly, for federal income tax purposes no gain or loss will be recognized by Buyer, the Company, New York Bank or the Company Bank as a result of the Merger and Subsidiary Merger except to the extent the Company Bank or New York Bank may be required to recognize income due to the recapture of bad debt reserves as a result of the Subsidiary Merger. In rendering such opinion, Buyer's Counsel may require and rely upon representations and covenants contained in certificates of officers of Buyer, the Company and others.

                              (g)  Legal Opinion.  Buyer shall have
               received the opinion of Muldoon, Murphy & Faucette, counsel to the Company (the "Company's Counsel"), dated the Closing Date, substantially in the form attached hereto as Exhibit 7.2(g). As to any matter in such opinion which involves matters of fact or matters relating to laws other than Federal securities or Delaware corporate law, such counsel may rely upon the certificates of officers and directors of the Company and of public officials and opinions of local counsel, reasonably acceptable to Buyer, provided a copy of such reliance opinion shall be attached as an exhibit to the opinion of such counsel.

                              (h)  Pooling of Interests.  Buyer shall
               have received a letter from KPMG Peat Marwick addressed to Buyer, to the effect that the Merger will qualify for "pooling of interests" accounting treatment, unless such firm advises Buyer that it is unable to issue a letter to such effect solely by reason of Buyer having exercised its right to purchase Company Common Stock pursuant to the Option Agreement.

                              (i)  Accountant's Letter.  The Company
               shall have caused to be delivered to Buyer letters from KPMG Peat Marwick, independent public accountants with respect to the Company, dated the date on which the Registration Statement or last amendment thereto shall become effective, and dated the date of the Closing, and addressed to Buyer, with respect to the Company's consolidated financial position and results of operations, which letters shall be based upon agreed upon procedures to be specified by Buyer, which procedures shall be consistent with applicable professional standards for letters delivered by independent accountants in connection with comparable transactions.

                              (j)  Subsidiary Merger.  Nothing shall
               have come to the attention of Buyer which would preclude consummation of the Subsidiary Merger immediately following consummation of the Merger.

                         7.3. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is also subject to the satisfaction or waiver by the Company at or prior to the Effective Time of the following conditions:

                              (a)  Representations and Warranties.  (I)
               The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; and (II) the representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects as of the date of this Agreement and (except to the extent such representations and warranties speak as of an earlier date) as of the Closing Date as though made on and as of the Closing Date; provided, however, that for purposes of determining the satisfaction of the condition contained in this clause (II), no effect shall be given to any exception in such representations and warranties relating to materiality or a Material Adverse Effect, and provided, further, however, that, for purposes of this clause (II), such representations and warranties shall be deemed to be true and correct in all material respects unless the failure or failures of such representations and warranties to be so true and correct, individually or in the aggregate, represent a material adverse change from the business, assets, financial condition or results of operations of Buyer and its Subsidiaries taken as a whole as represented herein. The Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to the foregoing effect.

                              (b)  Performance of Obligations of Buyer.
               Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer and the Chief Financial Officer of Buyer to such effect.

                              (c)  Consents Under Agreements.  The
               consent, approval or waiver of each person (other than the Governmental Entities referred to in Section 7.1(c)) whose consent or approval shall be required in connection with the transactions contemplated hereby under any loan or credit agreement, note, mortgage, indenture, lease, license or other agreement or instrument to which Buyer or any of its Subsidiaries is a party or is otherwise bound, except those for which failure to obtain such consents and approvals would not, individually or in the aggregate, have a material adverse effect on the business, operations or financial condition of Buyer and its Subsidiaries taken as a whole (after giving effect to the transactions contemplated hereby), shall have been obtained.

                              (d)  No Pending Governmental Actions.  No
               proceeding initiated by any Governmental Entity seeking an Injunction shall be pending.

                              (e)  Federal Tax Opinion.  The Company
               shall have received an opinion of the Company's Counsel, in form and substance reasonably satisfactory to the Company, dated as of the Effective Time, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion which are consistent with the state of facts existing at the Effective Time, the Merger and the Subsidiary Merger will be treated as reorganizations within the meaning of
               Section 368(a) of the Code and that accordingly for federal income tax purposes:

                              (i)  No gain or loss will be
                    recognized by the Company as a result of the Merger;

                              (ii)  No gain or loss will be
                    recognized by the Company Bank as a result of the Subsidiary Merger except to the extent the Company Bank or New York Bank may be required to recognize income due to the recapture of bad debt reserves as a result of the Subsidiary Merger.

                              (iii)  No gain or loss will be
                    recognized by the shareholders of the Company who exchange all of their Company Common Stock solely for Buyer Common Stock pursuant to the Merger (except with respect to cash received in lieu of a fractional share interest in Buyer Common Stock);

                              (iv)  The aggregate tax basis of the
                    Buyer Common Stock received by shareholders who exchange all of their Company Common Stock solely for Common Stock pursuant to the Merger will be the same as the aggregate tax basis of the Company Common Stock surrendered in exchange therefor (reduced by any amount allocable to a fractional share interest for which cash is received).

               In rendering such opinion, the Company's Counsel may require and rely upon representations and covenants contained in certificates of officers of Buyer, the Company and others, including certain shareholders of the Company.

                              (f)  Legal Opinion.  The Company shall
               have received the opinion of Buyer's Counsel, dated the Closing Date, substantially in the form attached hereto as Exhibit 7.3(f). As to any matter in such opinion which involves matters of fact or matters relating to laws other than Federal securities law or Delaware corporate law, such counsel may rely upon the certificates of officers and directors of Buyer and of public officials and opinions of local counsel, reasonably acceptable to the Company, provided a copy of such reliance opinions shall be attached as an exhibit to the opinion of such counsel.

                                      ARTICLE VIII

                               TERMINATION AND AMENDMENT

                         8.1.  Termination.  This Agreement may be
               terminated at any time prior to the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the stockholders of both the Company and Buyer:

                              (a)  by mutual consent of the Company and
               Buyer in a written instrument, if the Board of Directors of each so determines by a vote of a majority of the members of its entire Board;

                              (b)  by either Buyer or the Company upon
               written notice to the other party (i) 60 days after the date on which any request or application for a Requisite Regulatory Approval shall have been denied or withdrawn at the request or recommendation of the Governmental Entity which must grant such Requisite Regulatory Approval, unless within the 60-day period following such denial or withdrawal a petition for rehearing or an amended application has been filed with the applicable Governmental Entity, provided, however, that no party shall have the right to terminate this Agreement pursuant to this Section 8.1(b)(i) if such denial or request or recommendation for withdrawal shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein or (ii) if any Governmental Entity of competent jurisdiction shall have issued a final nonappealable order enjoining or otherwise prohibiting the consummation of any of the transactions contemplated by this Agreement;

                              (c)  by either Buyer or the Company if the
               Merger shall not have been consummated on or before June 30, 1995, unless the failure of the Closing to occur by such date shall be due to the failure of the party seeking to terminate this Agreement to perform or observe the covenants and agreements of such party set forth herein;

                              (d)  by either Buyer or the Company
               (provided that the terminating party shall not be in material breach of any of its obligations under Section 6.3) if any approval of the stockholders of either of the Company or Buyer required for the consummation of the Merger shall not have been obtained by reason of the failure to obtain the required vote at a duly held meeting of such stockholders or at any adjournment or postponement thereof;

                              (e)  by either Buyer or the Company
               (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the representations or warranties set forth in this Agreement on the part of the other party, which breach is not cured within thirty days following written notice to the party committing such breach, or which breach, by its nature, cannot be cured prior to the Closing; provided, however, that neither party shall have the right to terminate this Agreement pursuant to this Section 8.1(e) unless the breach of representation or warranty, together with all other such breaches, would entitle the party receiving such representation not to consummate the transactions contemplated hereby under Section 7.2(a) (in the case of a breach of representation or warranty by the Company) or
               Section 7.3(a) (in the case of a breach of representation or warranty by Buyer);

                              (f)  by either Buyer or the Company
               (provided that the terminating party is not then in material breach of any representation, warranty, covenant or other agreement contained herein) if there shall have been a material breach of any of the covenants or agreements set forth in this Agreement on the part of the other party, which breach shall not have been cured within thirty days following receipt by the breaching party of written notice of such breach from the other party hereto;

                              (g)  by the Company, by action of its
               Board of Directors, whether before or after approval of the Merger by the Company's stockholders, by giving written notice of such election to Buyer within two NYSE trading days after the Valuation Period in the event the Average Closing Price is less than $12.50 per share; provided, however, that no right of termination shall arise under this Section 8.1(g) if Buyer elects within 5 business days of receipt of such written notice to notify the Company in writing that it has waived its right to utilize the Maximum Exchange Ratio and has increased the Exchange Ratio such that the value of the consideration (valued at the Average Closing Price) to be paid in respect of each share of Company Common Stock to be converted into Buyer Common Stock and cash in lieu of fractional shares upon consummation of the Merger is $21.99 per share;

                              (h)  by Buyer, if the Board of Directors
               of the Company does not publicly recommend in the Proxy Statement that the Company's stockholders approve and adopt this Agreement or if, after recommending in the Proxy Statement that stockholders approve and adopt this Agreement, the Board of Directors of the Company shall have withdrawn, modified or amended such recommendation in any respect materially adverse to Buyer;

                              (i)  By the Company, if on or prior to the
               close of business on the 30th day following the execution of this Agreement, the Company reasonably determines in good faith that the business or financial condition of Buyer and its Subsidiaries taken as a whole has materially and adversely changed from that described in Buyer's Annual Report on Form 10-K for the fiscal year ended on December 31,1993; or

                              (j)  by Buyer, after the thirtieth and
               prior to the close of business on the sixtieth day following the date of this Agreement, if within thirty days after the date of this Agreement, the Company shall not have obtained all of the consents referred to in
               Section 1.5 hereof.

                              8.2.  Effect of Termination; Expenses.  In
               the event of termination of this Agreement by either Buyer or the Company as provided in Section 8.1, this Agreement shall forthwith become void and have no effect except (i) the last sentence of Section 6.2(a), and Sections 6.2(c), 8.2 and 9.4, shall survive any termination of this Agreement, (ii) that notwithstanding anything to the contrary contained in this Agreement, no party shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement, and (iii) in the event this Agreement (x) is terminated subsequent to the occurrence of a Purchase Event (as such term is defined in the Option Agreement) or (y) is terminated by Buyer pursuant to Section 8.1(f) hereof, and within 12 months after such termination by Buyer pursuant to Section 8.1(f) hereof a Purchase Event shall occur, then in addition to any other amounts payable or stock issuable by the Company pursuant to this Agreement or the Option Agreement, as the case may be, the Company shall pay to Buyer a termination fee of $2,000,000.

                         8.3.  Amendment.  Subject to compliance with
               applicable law, this Agreement may be amended by the parties hereto, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the stockholders of either the Company or Buyer; provided, however, that after any approval of the transactions contemplated by this Agreement by the Company's stockholders, there may not be, without further approval of such stockholders, any amendment of this Agreement which reduces the amount or changes the form of the consideration to be delivered to the Company stockholders hereunder other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                         8.4. Extension; Waiver. At any time prior to the Effective Time, the parties hereto, by action taken or authorized by their respective Board of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

                                       ARTICLE IX

                                   GENERAL PROVISIONS

                         9.1.  Closing.  Subject to the terms and
               conditions of this Agreement and the Bank Merger Agreement, the closing of the Merger (the "Closing") will take place at 10:00 a.m. on a date to be specified by the parties, which shall be the first day which is (a) the last business day of a month and (b) at least two business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII hereof (the "Closing Date"), at the offices of Buyer's Counsel unless another time, date or place is agreed to in writing by the parties hereto.

                         9.2. Alternative Structure. Notwithstanding anything to the contrary contained in this Agreement, subject to the Company's consent, which consent shall not be unreasonably withheld, prior to the Effective Time, Buyer shall be entitled to revise the structure of the Merger and/or the Subsidiary Merger and related transactions provided that each of the transactions comprising such revised structure shall (i) fully qualify as, or fully be treated as part of, one or more tax-free reorganizations within the meaning of Section 368(a) of the Code, and not subject any of the stockholders of the Company to adverse tax consequences or change the amount of consideration to be received by such stockholders,
               (ii) be properly treated for financial reporting purposes as a pooling of interests, (iii) be capable of consummation in as timely a manner as the structure contemplated herein and (iv) not otherwise be prejudicial to the interests of the stockholders of the Company.
               This Agreement and any related documents shall be appropriately amended in order to reflect any such revised structure.

                         9.3.  Nonsurvival of Representations,
               Warranties and Agreements. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement (other than pursuant to the Option Agreement, which shall terminate in accordance with its terms) shall survive the Effective Time, except for those covenants and agreements contained herein and therein which by their terms apply in whole or in part after the Effective Time.

                         9.4.  Expenses.  All costs and expenses
               incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense, provided, however, that the costs and expenses of printing and mailing the Proxy Statement to the stockholders of the Company and Buyer, and all filing and other fees paid to the SEC or any other Governmental Entity in connection with the Merger, the Subsidiary Merger and the other transactions contemplated hereby, shall be borne equally by Buyer and the Company, provided, further, however, that nothing contained herein shall limit either party's rights to recover any liabilities or damages arising out of the other party's willful breach of any provision of this Agreement.

                         9.5.  Notices.  All notices and other
               communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                              (a)  if to Buyer, to:

                                   North Fork Bancorporation, Inc.
                                   9025 Route 25
                                   Mattituck, N.Y.  11952
                                   Attention:  Chief Executive Officer

                                   with a copy to:

                                   Skadden, Arps Slate, Meagher & Flom
                                   919 Third Avenue
                                   New York, New York 10022
                                   Attn:  Fred B. White, III, Esq.

                    and


                              (b)  if to the Company, to:

                                   Metro Bancshares Inc.
                                   100 Jericho Quadrangle
                                   Jericho, N.Y.  11753
                                   Attention:  Chief Executive Officer

                                   with a copy to:

                                   Muldoon, Murphy & Faucette
                                   501 Wisconsin Avenue NW
                                   Suite 508
                                   Washington, D.C. 20016
                                   Attn:  Joe Passaic, Esq.

                         9.6. Interpretation. When a reference is made in this Agreement to Sections, Exhibits or Schedules, such reference shall be to a Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The phrases "the date of this Agreement", "the date hereof" and terms of similar import, unless the context otherwise requires, shall be deemed to refer to June 27, 1994.

                         9.7.  Counterparts.  This Agreement may be
               executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

                         9.8.  Entire Agreement.  This Agreement
               (including the documents and the instruments referred to herein) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, other than the Confidentiality Agreement, the Bank Merger Agreement and the Option Agreement.

                         9.9. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of Delaware, without regard to any applicable conflicts of law.

                         9.10. Enforcement of Agreement. The parties hereto agree that irreparable damage would occur in the event that the provisions contained in the last sentence of Section 6.2(a) and in Section 6.2(c) of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of the last sentence of
               Section 6.2(a) and Section 6.2(c) of this Agreement and to enforce specifically the terms and provisions thereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

                         9.11. Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

                         9.12. Publicity. Except as otherwise required by law or the rules of the NYSE or the American Stock Exchange, so long as this Agreement is in effect, neither Buyer nor the Company shall, or shall permit any of its Subsidiaries to, issue or cause the publication of any press release or other public announcement with respect to, or otherwise make any public statement concerning, the transactions contemplated by this Agreement without the consent of the other party, which consent shall not be unreasonably withheld.

                         9.13.  Assignment; No Third Party
               Beneficiaries. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Except as otherwise expressly provided herein, this Agreement (including the documents and instruments referred to herein) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                         IN WITNESS WHEREOF, Buyer and the Company have
               caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                         NORTH FORK BANCORPORATION, INC.

                                         By /s/  John Adam Kanas
                                            Name:   John Adam Kanas
                                            Title:  Chairman, President &
                                                    Chief Executive Officer

               Attest:

               /s/  Anthony J. Abate
               Name: Anthony J. Abate
                     Vice President & Secretary

                                         METRO BANCSHARES INC.

                                         By /s/  David G. Herold
                                            Name:   David G. Herold
                                            Title:  Chairman and Chief
                                                    Executive Officer

               Attest:

               /s/  Stephen G. Wilson
               Name:  Stephen G. Wilson
                      Chief Financial Officer